Exhibit 10.8
AVENEL BUSINESS PARK
Lease
Between
BBI-BIOTECH RESEARCH LABORATORIES, INC.
and
B.F. SAUL REAL ESTATE INVESTMENT TRUST

AVENEL BUSINESS PARK
OFFICE LEASE
INDEX

ARTICLE	TITLE	PAGE
51.	Building Sign	22
52.	Outside Storage Area	22
53.	Environmental Matters	22
54.	License for Early Partial Occupancy	23
EXHIBITS

A.	Premises
A-1.	Early Occupancy Space
B.	Rules and Regulations
C.	Intentionally Omitted
D.	Commencement and Estoppel
E.	Outline of Landlord’s Work: Cold Dark Shell
F.	Chemical and Hazardous Materials Inventory*

*	This exhibit to this agreement has not been included herewith, but will be furnished supplementally to the Securities and Exchange Commission upon request.

OFFICE LEASE
     THIS LEASE, made this 16th day of May, 1997, by and between B.F. SAUL REAL ESTATE INVESTMENT TRUST (hereinafter “Landlord”); and BBI-BIOTECH RESEARCH LABORATORIES, INC., a Massachusetts corporation (hereinafter “Tenant”).
WITNESSETH:
1. Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord, (i) Suite No. 1 containing approximately twenty-five thousand (25,000) rentable square feet of space (the “Gross Area”) located at 215 Perry Parkway (the “Building”), situated on Avenel Business Park, Gaithersburg, Maryland (the “Property”) and (ii) the Outside Storage Area and Flammable Storage Units Area (as defined in Article 52 below), all upon the terms and conditions hereafter set forth. That portion of the Gross Area which Tenant shall be entitled to occupy and the Outside Storage Area and Flammable Storage Units Area are hereinafter referred to as the “Premises” or “Demised Premises”, and is outlined in red on the floor plan attached hereto as Exhibit A and by this reference made a part hereof. It is specifically understood that for purposes of calculating any payments or pro-rations hereunder, the number of rentable square feet set forth above shall control. The square footage of the Premises shall be measured by Landlord’s architect in accordance with the Washington D.C. Association of Realtors Standard Method of Measurement dated January 1, 1989.
2. Term. The term of this Lease shall commence on the date hereof (the “Lease Date”) and shall end one hundred twenty (120) months after the “Rent Commencement Date”, as hereinafter defined. The “Rent Commencement Date” shall be the earlier of (i) the date of the Premises is Substantially Complete (as hereinafter defined), or (ii) the date Tenant actually commences occupancy of the Premises. In the event the Rent Commencement Date is a date other than the first day of a calendar month, the term of the Lease shall run for the number of months set forth above from the first day of the calendar month following the Rent Commencement Date. The parties agree that they shall execute an agreement specifying the Rent Commencement Date and the date of termination of this Lease and such other matters as Landlord may require (the “Commencement and Estoppel Agreement” attached hereto as Exhibit D). Tenant agrees, to execute and deliver to Landlord said agreement within ten (10) business days’ after receipt of written notice from Landlord. If Tenant fails to execute and return any such agreement to Landlord within such ten (10) day period, then Landlord shall be entitled to collect from Tenant, as liquidated damages with respect to such default of Tenant in addition to Base Rent and other amounts payable hereunder, as Additional Rent, an amount equal to one-half of one percent (1/2%) of the then monthly amount of Base Rent then payable under this Lease, for each day Tenant delays in returning the requested agreement to Landlord.
3. Rent. (a) Commencing with the Rent Commencement Date, Tenant shall pay annual “Base Rent” for the Premises in accordance with the schedule set forth below. All monthly installments of Rent shall be payable to Landlord at the address specified in Article 33 of this Lease, in advance, without previous notice or demand therefor, and without deduction, setoff or recoupment, with the first monthly installment to be due and payable no later than the Rent Commencement Date and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rent Commencement Date during the term hereof. If the Rent Commencement Date is a date other than the first day of a month, Rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day.
     (i) Tenant shall pay Base Rent in the amount of Three Hundred Twenty-Five Thousand and No One Hundredth Dollars ($325,000.00) per annum, payable in equal monthly installments of Twenty-Seven Thousand Eighty-Three and Thirty-Three One Hundredth Dollars ($27,083.33) each for the period commencing on the Rent Commencement Date and ending on the last day of the first Lease Year inclusive;

     (ii) Tenant shall pay Base Rent in the amount of Three Hundred Thirty-Four Thousand Seven Hundred Fifty and No One Hundredth Dollars ($334,750.00) per annum, payable in equal monthly installments of Twenty-Seven Thousand Eight Hundred Ninety-Five and Eighty-Three One Hundredth Dollars ($27,895.83) each for the period commencing on the first day of the second Lease Year and ending on the last day of the second Lease Year inclusive;
     (iii) Tenant shall pay Base Rent in the amount of Three Hundred Forty-Four Thousand Seven Hundred Ninety-Two and No One Hundredth Dollars ($344,792.00) per annum, payable in equal monthly installments of Twenty-Eight Thousand Seven Hundred Thirty-Two and Sixty-Seven One Hundredth Dollars ($28,732.67) each for the period commencing on the first day of the third Lease Year and ending on the last day of the third Lease Year inclusive;
     (iv) Tenant shall pay Base Rent in the amount of Three Hundred Fifty-Five Thousand One Hundred Thirty-Six and No One Hundredth Dollars ($355,136.00) per annum, payable in equal monthly installments of Twenty-Nine Thousand Five Hundred Ninety-Four and Sixty-Seven One Hundredth Dollars ($29,594.67) each for the period commencing on the first day of the fourth Lease Year and ending on the last day of the fourth Lease Year inclusive;
     (v) Tenant shall pay Base Rent in the amount of Three Hundred Sixty-Five Thousand Seven Hundred Ninety and No One Hundredth Dollars ($365,790.00) per annum, payable in equal monthly installments of Thirty Thousand Four Hundred Eighty-Two and Fifty One Hundredth Dollars ($30,482.50) each for the period commencing on the first day of the fifth Lease Year and ending on the last day of the fifth Lease Year inclusive;
     (vi) Tenant shall pay Base Rent in the amount of Three Hundred Eighty-Nine Thousand Two Hundred Sixty-Four and No One Hundredth Dollars ($389,264.00) per annum, payable in equal monthly installments of Thirty-Two Thousand Four Hundred Thirty-Eight and Sixty-Seven One Hundredth Dollars ($32,438.67) each for the period commencing on the first day of the sixth Lease Year and ending on the last day of the sixth Lease Year inclusive;
     (vii) Tenant shall pay Base Rent in the amount of Four Hundred Thousand Five Hundred Sixty-Seven and No One Hundredth Dollars ($400,567.00) per annum, payable in equal monthly installments of Thirty-Three Thousand Three Hundred Eighty and Fifty-Eight One Hundredth Dollars ($33,380.58) each for the period commencing on the first day of the seventh Lease Year and ending on the last day of the seventh Lease Year inclusive;
     (viii) Tenant shall pay Base Rent in the amount of Four Hundred Twelve Thousand Two Hundred Nine and No One Hundredth Dollars ($412,209.00) per annum, payable in equal monthly installments of Thirty-Four Thousand Three Hundred Fifty and Seventy-Five One Hundredth Dollars ($34,350.75) each for the period commencing on the first day of the eighth Lease Year and ending on the last day of the eighth Lease Year inclusive;
     (ix) Tenant shall pay Base Rent in the amount of Four Hundred Twenty-Four Thousand Two Hundred and No One Hundredth Dollars ($424,200.00) per annum, payable in equal monthly installments of Thirty-Five Thousand Three Hundred Fifty and No One Hundredth Dollars ($35,350.00) each for the period commencing on the first day of the ninth Lease Year and ending on the last day of the ninth Lease Year inclusive;
     (x) Tenant shall pay Base Rent in the amount of Four Hundred Thirty-Six Thousand Five Hundred Fifty-One and No One Hundredth Dollars ($436,551.00) per annum, payable in equal monthly installments of Thirty-Six Thousand Three Hundred Seventy-Nine and Twenty-Five One Hundredth Dollars ($36,379.25) each for the period commencing on the first day of the tenth Lease Year and ending on the last day of the term of this Lease.
     (b) Landlord hereby acknowledges receipt of Twenty-Seven Thousand Eighty-Three and Thirty-Three One Hundredth Dollars ($27,083.33) to be held as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Landlord’s damage in case of default by Tenant. Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant’s covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Landlord by the event of default or breach of covenant. In the event that Tenant shall fully and faithfully comply with all the terms, conditions and covenants of this Lease, any part of the security not used or retained by Landlord shall be returned to Tenant after the expiration date of the term of this Lease and after delivery of exclusive possession of the Premises to Landlord; provided, however, that Landlord may retain all or a portion of the security until Landlord delivers to Tenant the final Annual Statement as provided in Article 5(b) hereof.
     (c) When the square footage of the Premises is determined by Landlord’s architect, in accordance with Article 1, the Base Rent, the computation of all additional charges payable by Tenant under this Lease, and Landlord’s Contribution [as defined in Article 47(v) (iv)] that are based on the Premises’ rentable square footage, shall be deemed automatically increased or decreased based on the square footage as thus determined, and Landlord and Tenant shall execute and deliver an agreement setting forth the rentable square footage of the Premises thus determined and the proper Base Rent, Operating Costs, Real Estate Taxes, Pro-Rata Share and Landlord’s Contribution, in proportion to such increase or decrease .
4. Rent Escalation.     (a) Intentionally deleted.
     (b) For all purposes of this Lease, the term “Lease Year” shall be defined to mean a period of twelve (12) full calendar months. The first Lease Year shall commence on the Rent Commencement Date (or on the first day of the first calendar month following the Rent Commencement Date if said date is other than the first day of a calendar month), and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.
5. Annual Operating Costs. (a) Tenant agrees to pay to Landlord, as additional rent, its Pro-Rata Share (as hereinafter defined) of Annual Operating Costs (as hereinafter defined).
     (b) Tenant shall pay to Landlord on the Rent Commencement Date and on the first day of each calendar month thereafter, as its estimated monthly payment of the Annual Operating Costs, the sum of $7,916.67, calculated at the rate of $3.80 per rentable square foot, as may be adjusted upon the expiration of any applicable warranties related to new construction. If the Rent Commencement Date is a date other than the first day of the month, Tenant’s Pro-Rata share shall be pro-rated in the same manner as Base Rent under Article 3 hereof. Within one hundred eighty (180) days following each fiscal year as determined by Landlord during the term hereof, Landlord shall submit to Tenant a statement (the “Annual Statement”) in reasonable detail of the actual Annual Operating Costs. If such statement shows that Tenant’s share of the actual Annual Operating Costs exceeded Tenant’s monthly payments, then Tenant shall, within thirty (30) days of receipt of such Annual Statement, pay the total amount of such deficiency to Landlord. Thereafter, upon receipt of such succeeding Annual statement, Tenant’s monthly payments during the period covered by said Annual Statement shall be adjusted to the actual Annual Operating Cost, and such adjustment shall be paid within thirty (30) days of the date of said Statement. The amount of the actual Annual Statement shall be used as the basis for calculating Tenant’s monthly payments for the next succeeding twelve (12) month period; notwithstanding the foregoing, in no event shall Tenant’s Pro-Rata Share of Annual Operating Costs, excluding the Excluded Items (as defined below) for the second Lease Year of the Term or for any succeeding Lease Year increase by more than five percent (5%) over the Annual Operating Costs for the immediately preceding Lease Year; provided, however, that if the Annual Operating Costs increase for any Lease Year exceeds five percent (5%), then the amount of the Annual Operating Cost increase in excess of five percent (5%) may be added to the Annual Operating Cost increase for any succeeding Lease Year (or Lease Years) when the Annual Operating Cost increase is less than five percent (5%), so that, to the fullest extent possible (subject to the maximum increase of five percent (5%) per Lease Year in Annual Operating Costs provided for herein), Annual Operating Costs increases shall reflect all increases in the Annual Operating Costs occurring after the Lease Date; provided, however, that Tenants Pro-Rata Share of Real Estate Taxes, snow removal costs, utility rate increases, or insurance rate increases or any other cost Landlord can reasonably demonstrate to be increased beyond Landlord’s reasonable control (the “Excluded Items”) shall not be subject to the above limitations on increases in Annual Operating Costs, and Tenant shall be obligated to pay its full Pro-Rata Share of the Excluded Items. Notwithstanding anything contained herein to the contrary, after the fifth (5th) Lease Year, Tenant shall pay its full Pro-Rata Share of Annual Operating Costs, without any limitations.
     (c) All monthly payments as may be required hereunder shall be payable in full on the first day of each of the calendar month. Failure of the Landlord to provide any Annual Statement within the said one hundred eighty (180) day period shall not constitute a waiver by Landlord of its rights to payments due pursuant to this Article, and the obligations hereunder shall survive the expiration or other termination of this Lease.

     (d) For any applicable Fiscal Year that begins prior to the Rent Commencement Date or ends after the expiration date of this Lease, the amount due for that Fiscal Year shall be apportioned on a per diem basis so that only that portion attributable to the portion of such Fiscal Year that occurs during the term of this Lease, shall be payable by Tenant.
     (e) The Tenant’s Pro-Rata Share as used herein is estimated to be 53.95% of the Annual Operating Costs for the Building and the Property. The rentable square footage of the Building is estimated to be 46,335.
     (f) Annual Operating Costs as used herein shall mean all costs of operation, maintenance and repair of the Property, (except structural repairs), and its appurtenances, and shall include the following by way of illustration but not limitation: Real Estate Taxes (as hereinafter defined), the cost of labor, materials and services for the operation, maintenance and repair of the Building and its appurtenances (including service roads and parking areas), including but not limited to, water and sewer charges; heating, ventilating and air conditioning maintenance and repairs; refuse and rubbish disposal; snow removal; license, permits and inspection fees; maintenance and service contracts; management fees in an amount customarily charged in Avenel Business Park; all landscaping costs (including upgrades and replacements thereto); parking lot lighting; watchman, guards, and any personnel engaged in the operation, maintenance or repair of the Property and its appurtenances together with payroll taxes and employee benefits applicable thereto; reserve for asphalt and roof repairs; Landlord’s administrative costs equal to fifteen percent (15%) of the Annual Operating Costs (excluding Real Estate Taxes); and insurance. Any of the services, supplies or materials which may be included in the computation of Annual Operating costs for the Property may be performed by subsidiaries or affiliates of Landlord; provided, however, with the exception of the foregoing management fees and administrative costs, such costs shall be in the customary amounts. Notwithstanding the foregoing to the contrary, Operating Costs shall not include: (i) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants); (ii) interest or amortization on any mortgages or deeds of trust; (iii) depreciation or capital improvements costs with respect to the Building, the Property or any equipment, machinery, fixtures or improvements therein, except for amortization of the cost of improvements or equipment which are capital in nature and which are installed for the purpose of either (i) reducing Operating Costs of the Building or (ii) complying with any laws, ordinances, rules and regulations first taking effect after the Lease Commencement Date (and all of such permitted capital costs shall be amortized on a straight-line basis over the useful life of the capital improvement (s) in question, such useful life being deemed the longest period permissible by IRS regulations, with only the annual amortized portion being included in Operating Costs for such Lease Year); (iv) legal fees and other expenses incurred by Landlord or agents in connection with negotiations or disputes with tenants or prospective tenants for the Building; (v) any item for which Landlord is reimbursed by insurance or otherwise compensated for, including direct reimbursement by any tenant or occupant; (vi) any items which are performed under warranty for which no payment is required to be made by Landlord; and (vii) except as provided above, reserves. For the purposes of this Lease, the capitalizable cost of any capital improvement items shall be determined in accordance with generally-accepted accounting principles consistently applied.
     (g) The term “Real Estate Taxes” means all taxes, rates and assessments, general and special, levied or imposed with respect to the land, buildings and improvements comprising the Property, including all taxes, rates and assessments, general and special, levied or imposed for schools, public betterment, general or local improvement and operations and taxes imposed in connection with any special taxing district. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, buildings and improvements, and/or Landlord in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction where the Building is located, then any such new tax or levy shall be included within the term “Real Estate Taxes”. Should any governmental taxing authority acting under any regulation, levy, assess, or impose a tax, excise and/or assessment however described (other than an income or franchise tax) upon, against, on account of, or measured by, in whole or in part, the rent expressly reserved hereunder, or upon the rent expressly reserved under any other leases or leasehold interests in the Property, as a substitute (in whole or in part) or in addition to any existing real estate taxes on land and buildings and otherwise, such tax or excise on rents shall be included within the term “Real Estate Taxes”. In the event Landlord is required to pay Real Estate Taxes in advance, Tenant agrees that Landlord shall immediately be entitled to reimbursement therefor. Reasonable expenses (consisting of attorneys’ fees, consulting fees, expert witness fees and similar costs) incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Article, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Article 5 and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund. Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion to abandon any contest with respect to the amount of any Real Estate Taxes without consent or approval of the Tenant. The obligation to pay Real Estate Taxes accruing during the term, and Landlord’s obligation to refund to Tenant any overpayment, shall survive the expiration of this Lease.
6. Tenant Payments and Additional Rent. (a) Tenant shall (i) pay directly for all utility services provided for the benefit of the Tenant, including all charges associated with the metering or sub-metering therefor; (ii) pay directly for all telephone charges; and (iii) be responsible for the prompt and sanitary storage of Tenant’s refuse and rubbish in the Premises.
     (b) Any amounts required to be paid by Tenant hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered additional rent payable in the same manner and upon the same terms and conditions as the rent reserved hereunder. Any failure on the part of Tenant to pay such additional rental when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of rent. Tenant’s failure to object to any statement, invoice or billing rendered by the Landlord within a period of sixty (60) days after receipt thereof shall constitute Tenant’s acquiescence with respect thereto, and such statement, invoice or billing shall thereafter be deemed to be correct and shall be an account stated between Landlord and Tenant. Landlord shall, within twenty (20) days after receipt of written request by Tenant, allow Tenant, at its sole cost and expense, to inspect and copy in Landlord’s offices, any and all reasonable backup information and documentation pertaining to such charges or expenses incurred by Landlord on behalf of Tenant. If Tenant requests that Landlord prepare, review, or execute any document, consent or waiver in connection with this Lease or otherwise, Tenant shall be obligated to pay to Landlord, as Additional Rent, a reasonable fee, in the amount set forth on a fee schedule adopted by Landlord from time to time, to compensate Landlord for the cost of reviewing and processing any such request, and Landlord shall not be obligated to process any such request of Tenant until Tenant has paid Landlord the applicable processing fee. Landlord will supply Tenant with a copy of Landlord’s then current processing fee schedule upon Tenant’s request. Nothing herein shall be deemed to require that Landlord consent to, execute or approve any document, consent or waiver submitted to Landlord by Tenant notwithstanding Tenant’s payment of the applicable processing fee.
7. Laws and Ordinances. (a) Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it during the Lease Term, by the ordinances, laws and/or regulations of the municipality, county and/or state in which the Premises are located and which affect Tenant’s occupancy of the Premises or are as a result of Tenant’s use and occupancy of the Premises (“Legal Requirements”), whether required of Landlord or otherwise, in the conduct of Tenant’s business, including, without limitation, all local, state and federal laws and regulations respecting the storage, handling and use of any hazardous waste, infectious waste or other hazardous materials, except that Landlord shall comply with any orders, laws rules or regulations affecting structural walls and columns, roof or other Common Facilities (as hereinafter defined) unless due to Tenant’s particular business or use of the Premises. However, Tenant shall not be required to comply financially or otherwise, with any such ordinance, law and/or regulation not required to be complied with during the Lease Term unless the same is a result of Tenant’s use and occupancy and are required to be complied with prior to turnover to Landlord at the expiration or earlier termination of this Lease. Tenant will indemnify and save Landlord harmless from all penalties, claims, and demands resulting from Tenant’s failure or negligence in this respect. “Common Facilities” means all areas provided by Landlord, from time to time, for the common or joint use and benefit of the occupants of the Building and their employees, agents, servants, customers and other invitees, including management offices, parking areas, parking decks, access roads, driveways, retaining walls, landscaped areas, truck service ways, sidewalks, parcel pickup stations and common electrical and plumbing systems, except to the extent such systems exclusively serve the Premises. Notwithstanding anything contained herein to the contrary, if, after the initial improvements to the Premises, Tenant is obligated to make alterations to the Premises pursuant to any law, order, rule or regulation, Landlord’s consent shall not be unreasonably withheld. Tenant shall provide Landlord with written notice of any such legal requirement, including therewith documentation indicating the legal requirement for such alteration and detailed plans showing the work proposed to be done to comply with such legal requirement.
     (b) Tenant shall have the right to contest the validity of any law or its application to the Premises at Tenant’s sole cost and expense, unless such contest would cause any criminal or civil liability or any fine or other penalty to be imposed upon Landlord. Tenant shall defend, indemnify and hold landlord harmless from and against all costs, expenses (including reasonable attorney fees), claims, fines, or other liability resulting from any such contest of legal requirements by Tenant.

8. Furniture; Fixtures; Electrical Equipment. (a) Tenant shall not place a load upon the floor of the Premises exceeding one hundred twenty-five (125) pounds per square foot without Landlord’s prior written consent. Business machines, mechanical equipment and materials in the Premises which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Subject to Article 53, Tenant shall not keep within or about the Premises any dangerous, inflammable, toxic or explosive material. Tenant shall indemnify Landlord and hold it harmless against any and all damage, injury, or claims resulting from the moving of Tenant’s equipment, furnishings and/or materials into or out of the Premises or from the storage or operation of the same. Any and all damage or injury to the Premises, the Building, or the Property caused by such moving, storage or operation shall be repaired by Tenant at Tenant’s sole cost.
     (b) Tenant shall not install any equipment whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the Premises without the prior written consent of Landlord. Tenant shall, at its sole cost and expense, pay all charges for electricity used by the Tenant during the term of this Lease, including that used for interior lighting and the operation of the heating and air conditioning system in the Premises.
9. Alterations. (a) Tenant shall make no alterations or changes, structural or otherwise, to any part of the Premises, either exterior or interior, without Landlord’s written consent. In the event of any such approved changes, Tenant shall have all work done at its own expense. Request for such consent shall be accompanied by plans stating in detail precisely what is to be done. Notwithstanding the foregoing to the contrary, Tenant may make non-structural, cosmetic alterations to the interior of the Premises with Landlord’s written consent which shall not be unreasonably withheld. Tenant shall comply with the building codes, regulations and laws now or hereafter to be made or enforced in the municipality, county and/or state, which pertain to such work. Any additions, improvements (made after the initial improvements to the Premises), alterations and/or Installations made by Tenant (except only office furniture, business equipment and trade fixtures including, but not limited to, wet laboratories, cabinetry, benches and scientific equipment; provided Tenant shall repair any damage to the Premises upon removal of same) shall become and remain a part of the Building and be and remain Landlord’s property upon the termination of Tenant’s occupancy of said Premises; provided, however, Landlord shall notify Tenant, at the time Tenant requests Landlord’s approval to make alterations, that Landlord will or will not require Tenant to remove the proposed alterations from the Premises upon the expiration or earlier termination of this Lease. If Landlord requires Tenant to remove such alterations as aforesaid, Tenant shall remove same, repair any damage to the Premises upon removing same, and restore the Premises to the condition the Premises were in upon delivery of same to Tenant, at Tenant’s sole cost and expense, ordinary wear and tear and damage due to casualty not required to be repaired by Tenant excepted. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations. Landlord reserves the right, subject to Articles 22 and 52, to change, increase or reduce, from time to time, the number, composition, dimensions or location of any parking areas, signs, the Building name, service areas, walkways, roadways or other common areas or make alterations or additions to the Building, in its sole discretion. Landlord’s approval of Tenant’s plans and specifications under this Article 9 or any other provisions of this Lease is solely for the purpose of ascertaining whether Tenant’s proposed alterations will have an adverse impact on the structural components or Common Facilities of the Building and to insure the aesthetic and architectural harmony of the Tenant’s proposed alterations with the remainder of the Building. No approval of plans by Landlord shall be deemed to be a representation or warranty by Landlord that such plans or the work provided for therein will comply with applicable codes, laws or regulations or be in conformance with any insurance or other requirements which affect the Premises or the Building, and Tenant shall have the sole responsibility of complying with all such requirements notwithstanding Landlord’s approval of Tenant’s plans.
     (b) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT UPON CREDIT, AND THAT NO MECHANICS’ OR OTHER LIEN FOR ANY SUCH LABOR OR MATERIALS SHALL ATTACH TO OR AFFECT THE ESTATE OR INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. WHENEVER AND AS OFTEN AS ANY LIEN ARISING OUT OF OR IN CONNECTION WITH ANY WORK PERFORMED, MATERIALS FURNISHED OR OBLIGATIONS INCURRED BY OR ON BEHALF OF TENANT SHALL HAVE BEEN FILED AGAINST THE PREMISES OR THE BUILDING, OR IF ANY CONDITIONAL BILL OF SALE SHALL HAVE BEEN FILED FOR OR AFFECTING ANY MATERIALS, MACHINERY OR FIXTURES USED IN THE CONSTRUCTION,

REPAIR OR OPERATION THEREOF, OR ANNEXED THERETO BY TENANT, TENANT SHALL FORTHWITH TAKE SUCH ACTION BY BONDING, DEPOSIT OR PAYMENT AS WILL REMOVE OR SATISFY THE LIEN OR CONDITIONAL BILL OF SALE WITHIN TEN (10) DAYS OF LANDLORD’S WRITTEN REQUEST THEREFOR.
10. Damage. (a) If the Premises are damaged by fire or other cause covered by Landlord’s policy of fire insurance with extended coverage or other property damage insurance carried by Landlord, the damage shall be repaired by and at the expense of Landlord and the rent until such repairs shall have been made shall abate pro-rata according to the part of the Premises which is unusable by Tenant. However, if such damage was caused by the negligence of Tenant, its employees, agents, contractors, visitors or licensees, then all rentals shall be payable by Tenant during such period, unless and solely to the extent that any abatement of rent is covered by a policy of rent loss insurance which Landlord may, at its option, then have in effect. Due allowance shall be made for reasonable delay which may arise by reason of adjustment of fire insurance by Landlord, and for personnel delay on account of “labor troubles” or any other cause beyond Landlord’s control. If, however, the Premises are rendered wholly untenantable by fire or other cause and Landlord shall decide not to rebuild the same, or if the entire Building be so damaged that Landlord shall decide to demolish it or not to rebuild it, then or in any of such events, Landlord may, at its option, cancel and terminate this Lease by giving Tenant notice in writing of its intention to cancel this Lease, whereupon the term of this Lease shall terminate upon the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. In neither of the certain contingencies in this paragraph mentioned shall there be any liability on the part of Landlord to Tenant covering or in respect of any period during which the occupation of said Premises by Tenant may not be possible because of the matters hereinabove stated, nor shall Landlord be liable for any damage incurred by Tenant. Without limiting the foregoing, Landlord shall not be responsible for consequential damages, lost profits or any damage to Tenant’s personal property.
     (b) Notwithstanding anything to the contrary contained in this Lease, if the Premises are damaged or destroyed by fire, accident, the elements or other casualty (a “Casualty”) during the term, Landlord shall notify Tenant within thirty (30) days after such Casualty of Landlord’s good faith estimate of the time needed to undertake reconstruction of the Premises. If the estimated time for repairs to the Premises exceeds one hundred eighty (180) days from the date of Casualty, Tenant shall have the right to terminate this Lease by giving to Landlord notice of such termination within fifteen (15) days after Landlord provides notice of such good faith estimate. In the event that Landlord or Tenant do not exercise a right of termination as provided in this Lease, Landlord shall commence to repair the damage caused by such Casualty and, thereafter, shall diligently and continuously pursue completion of such repairs, within the estimated completion date as set forth in Landlord’s notice. If Landlord fails to so complete the repairs to the extent sufficient to allow Tenant to reasonably use and occupy the Premises for its intended use, within the estimated completion date, Tenant shall have the right and option, as its sole and exclusive remedy upon no less than sixty (60) days prior notice to Landlord to terminate this Lease; provided, however, that if Landlord completes its repairs within said sixty (60) day period, then Tenant’s notice to terminate as aforesaid shall be null and void and this Lease shall continue in full force and effect.
11. Condemnation. If the Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of such taking, and this Lease shall terminate as to the portion of the Premises taken by the condemning authority and rental shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the Building or part thereof so taken. If the nature, location or extent of any proposed condemnation affecting the Building is such that Landlord elects in good faith to demolish the Building, then Landlord may terminate this Lease by giving at least sixty (60) days’ written notice of termination to Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice. If the Premises shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, on a temporary basis exceeding one hundred eighty (180) days, then Tenant shall have the right to terminate this Lease with thirty (30) days prior written notice to Landlord.
12. Use of Premises. The Premises shall be used and occupied by Tenant solely for the purpose of a scientific research and laboratory facility, including a scientific/biomedical testing laboratory, test kit production/assembly facility, and for activities related thereto, including the storage of the chemicals and materials in strict accordance with Article 53 and Exhibit F used by Tenant in the conduct of its business in the Premises, and general office purposes, and for no other purpose whatsoever. The Premises shall not be used for any illegal purpose or in violation of any valid regulation of any governmental body, or in any manner to (i) create any nuisance or trespass; (ii) annoy or embarrass Landlord or any other tenant of the Property; (iii) vitiate any insurance; or (iv) alter the classification or increase the rate of insurance on the property.
13. Repairs by Tenant. Tenant shall be responsible for repairing, maintaining and cleaning the Premises and the fixtures therein, keeping same in good order and condition during the term of this Lease at its sole cost and expense, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same and all keys, locks and other fixtures connected therewith (except only trade fixtures installed by Tenant at Tenant’s expense, office furniture and business equipment) in safe, clean, sanitary, and non-hazardous condition, and otherwise in good order and condition, as the same were required to be in on the date Tenant occupied the Premises for the conduct of Tenant’s business, ordinary wear and tear excepted.
14. Repairs by Landlord. Landlord shall have no duty to Tenant to make any repairs or improvements to the interior of the Premises except structural repairs necessary for safety and tenantability, and then only if not brought about by any act or neglect of Tenant, its agents, employees or invitees, excluding accidents covered by Landlord’s insurance, subject to Article 17(f). Unless due to Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any damage caused to the person or property of Tenant, its agents, employees or invitees, due to the Properly or the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of water or sewer, or from electricity, or from any other cause whatsoever. Tenant agrees to use commercially reasonable efforts to report as soon as practicable under the circumstances, in writing to Landlord any defective condition in or about the Premises known to Tenant which Landlord is required to repair, and a failure to so report shall make Tenant liable to Landlord for any expense, damage or liability resulting from such defects. Landlord shall not be liable for failure to furnish or for suspension or delay in furnishing such services due to breakdown, maintenance, or repair work, strike, riot, civil commotion, governmental action or any other cause beyond the reasonable control of Landlord, or for interruptions of service for reasonable periods in connection with construction work being performed in the Building. If such interruption is caused by the gross negligence or willful misconduct of Landlord, its agents or employees, and Tenant is precluded from being open for business within the Premises for a period of seventy-two (72) continuous hours, and provided that business interruption insurance that may be carried by Tenant, at its option, at the time in question would not provide reimbursement to Tenant for rental payments during this period, then Tenant’s Base Rent and other charges shall abate commencing after such seventy-two (72) hour period, until the earlier of the date on which such utility service is restored or the date the Tenant reopens for business.
15. Roof Rights. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purposes. Landlord shall use commercially reasonable efforts in exercising its rights under this paragraph to minimize any undue noise that may unreasonably interfere with Tenants use and occupancy of the Premises.
16. Landlord’s Remedies Upon Default. Tenant shall be in default under this Lease if Tenant (i) fails to pay any Installment of Base Rent, Additional Rent or other charges or money obligation to be paid by Tenant hereunder within five (5) days after the same shall become due (all of which monetary obligations of Tenant shall bear interest at the highest rate allowable by law, not to exceed 18% per annum from the date due until paid); or (ii) defaults in the performance of any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Tenant’s monetary obligations hereunder) or any of the Rules and Regulations now or hereafter established by Landlord to govern the operation of this Building and fails to cure such default within twenty (20) days after written notice thereof from Landlord; provided, however, that solely with respect to non-monetary defaults which cannot with due diligence be cured within such 20-day period, if, within such 20-day period, Tenant commences and thereafter diligently pursues the cure of any such non-monetary default, Tenant shall be granted an additional reasonable period of time to effect a cure, but in no event later than sixty (60) days after the date Tenant commences to cure the default; or (iii) abandons the Premises or fails to keep the Premises continuously and uninterruptedly open for business; or (iv) files a voluntary petition in bankruptcy, or any similar petition seeking relief under any present or future federal, or other bankruptcy or insolvency statue or law; or if a proceeding under any present or future federal, state or other bankruptcy or insolvency statute or law shall be filed against Tenant or any asset of Tenant, and such proceeding shall not have been dismissed or vacated within ninety (90) days of the date of such filing; or (v) makes an assignment for the benefit of its creditors. Upon the occurrence of any of the above events, Landlord, at its option, may pursue any one or more of the following remedies without any notice or demand whatsoever:

     (a) Landlord, at its option, may at once, or at any time thereafter, terminate this Lease by written notice to Tenant, whereupon this Lease shall end. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenants’s effects therefrom, and Landlord may forthwith re-enter the Premises and repossess itself thereof, and remove all persons and effects therefrom, in accordance with law; provided, however, Landlord agrees that it will not breach the peace in the exercise of its rights herein. Notwithstanding the foregoing to the contrary, solely with respect to monetary defaults as provided in clause (i) above, Landlord agrees that it shall not exercise its right of re-entry as provided herein without a court order, unless Tenant has failed to cure said monetary default within five (5) days’ after receipt of written notice from Landlord.
     (b) Landlord may, without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor and, if Landlord so elects, make such alterations and repairs as, in Landlord’s judgement, may be necessary to relet the Premises, and relet the Premises or any part thereof for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor; provided, however, Landlord agrees that it will not breach the peace in the exercise of its right herein. Notwithstanding the foregoing to the contrary, solely with respect to monetary defaults as provided in clause (i) above, Landlord agrees that it shall not exercise its right of re-entry as provided herein without a court order, unless Tenant has failed to cure said monetary default within five (5) days’ after receipt of written notice from Landlord. Upon each such reletting, the rent received by Landlord in respect of such resetting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, including interest thereon; second, to the payment of any loss and expenses of such reletting, including brokerage fees, attorneys’ fees and the cost of such alterations and repair; third, to the payment of rent due and unpaid hereunder, together with interest thereon as herein provided; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.
     (c) In the event Landlord shall re-enter the Premises and/or terminate this Lease in accordance with the provisions of this Article 16, Landlord may, in addition to any other remedy it may have, recover from Tenant all damages and expenses Landlord may suffer or incur by reason of Tenant’s default hereunder, including without limitation , the cost of recovering the Premises and reasonable attorney fees. Tenant agrees that actual damages to Landlord resulting from Landlord’s exercise of the remedies set forth in paragraphs (a) or (b) above, will be difficult to ascertain, and therefore, after a default of Tenant hereunder, Tenant shall also pay to Landlord “Liquidated Damages” for the failure of Tenant to observe and perform the covenants of this Lease, which at the election of Landlord, shall be either: (A) (x) the sum of (i) the minimum monthly rent, plus (ii) the Additional Rent payable hereunder for the month immediately preceding such failure to operate, re-entry or termination, less (z) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease, all of which sums shall become due and payable by Tenant to Landlord upon the first day of each calendar month during the otherwise unexpired portion of the term hereof; or (B) the whole of said Liquidated Damages calculated under clause (A) multiplied by the number of months then remaining in the lease term, discounted to present value at a rate of six percent (6%) per annum as of the date of termination or re-entry by Landlord; provided, however, that in the event Landlord shall relet the Premises and the rent received by Landlord in respect of such reletting together with the discounted Liquidated Damages paid by Tenant, less the costs and expenses incurred by Landlord in such reletting, shall exceed the rent reserved hereunder for that period which would otherwise have constituted the remainder of the term hereof, then Landlord shall, upon the expiration of the period which would have constituted the term of this Lease, refund to Tenant the lesser of the amount of such excess or the discounted Liquidated Damages theretofore paid by Tenant.
     (d) If the rent agreed to be paid, including all other sums of money which under the provisions hereto are declared to be rent, shall be in arrears in whole or in part for five (5) or more days, Landlord may at its option (if such arrearage remains unpaid after ten (10) days’ written notice to Tenant) declare the tenancy hereunder converted into a tenancy from month to month, and upon giving written notice to Tenant of the exercise of such option, Landlord shall forthwith be entitled to all provisions of law relating to the summary eviction of monthly tenants in default in rent.
     (e) Anything in this Lease to the contrary notwithstanding, in order to cover the extra expense involved in handling delinquent payments, Tenant shall pay a “late charge” in an amount equal to the greater of (i) 5% of any delinquent payment, or (ii) $250.00, when any installment of Base Rent (or any other amount as may be considered Additional Rental under this Lease)

is paid more than five (5) days after the due date thereof. It is hereby understood that this charge is for extra expenses incurred by the Landlord in processing the delinquency.
     (f) Tenant hereby appoints as its agent to receive service of all dispossessory or other proceedings and notices thereunder and under this Lease the person apparently in charge of the Premises at the time, and if no person then appears to be in charge of the Premises, then such service or notice may be made by attaching the same to the main entrance of the Premises, provided that, in such later event, a copy of any such proceedings or notice shall also be mailed to Tenant in the manner set forth in Article 33 hereof.
     (g) Tenant shall be considered in “Habitual Default” of this Lease upon (i) Tenant’s failure, on two (2) or more occasions during any Lease Year, to pay, when due, any installment of Base Rent, Additional Rent, or any other sum required by the terms of this Lease, or (ii) Tenant’s repeated (on three (3) or more occasions) violation of, or failure to comply with, any term covenant or condition of this Lease after written notice of such violation or failure to comply has been given by Landlord to Tenant. Upon the occurrence of an event of Habitual Default on the part of Tenant, Tenant shall immediately be deemed to have released any and all options or rights granted, or to be granted, to Tenant under the terms of this Lease (including, without limitation, rights of renewal, rights to terminate, or rights of first refusal).
     (h) Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies therein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant’s violation of any of the covenants and provisions of this Lease. Tenant hereby waives any right to assert or maintain any non-compulsory counterclaims against Landlord in any action brought by Landlord to obtain possession of the Premises. No act of Landlord (including, without limitation, acts of maintenance, efforts to relet the Premises, or any other actions taken by Landlord or its agents to protect Landlord’s interests under this Lease) other than a written notice of termination, shall terminate this Lease. The acceptance of keys to the Premises by Landlord, its agents, employees, contractors or other persons on Landlord’s behalf shall not be deemed or constitute to effect a termination of this Lease unless such early termination is evidenced by a written instrument signed by Landlord.
17. Insurance (a) Tenant agrees to indemnify and save Landlord and Landlord’s Managing Agent harmless from any and all liabilities, damages, causes of action, suits, claims, judgements, costs and expenses of any kind (including attorneys fees): (i) relating to or arising from or in connection with the possession, use, occupancy, management, repair, maintenance or control of the Premises, or any portion thereof; (ii) arising from or in connection with any act or omission of Tenant or Tenant’s agents, employees or invitees; or (iii) resulting from any default, violation or injury to person or property or loss of life sustained in or about the Premises. To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this Lease for the protection of Landlord and Landlord’s Managing Agent and Tenant herein, public liability and property damage insurance with combined single limits of not less than One Million Dollars ($1,000,000.00) per occurrence; with not less than a Two Million Dollar ($2,000,000.00) aggregate per location.
     (b) Tenant shall be and remain liable for the maintenance, repair and replacement of all plate glass in the Premises with glass of like kind and quality. If requested by Landlord, Tenant shall keep the same insured under a policy of place glass Insurance.
     (c) Tenant shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance covering its fixtures, equipment and inventory installed and located on the Premises, in an amount of not less than eighty percent (80%) of the replacement cost of said items. Such insurance shall cover any peril included under insurance industry practice in the state in which the Property is located, within the classification “Fire and Extended Coverage” together with insurance against vandalism, malicious mischief, and sprinkler leakage or other sprinkler damage, boiler and pressure vessel insurance, and any proceeds of such insurance so long as this Lease shall remain in effect, shall be used only to repair or replace the items so insured.
     (d) Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Premises shall: (i) be issued in form reasonably acceptable to Landlord by good and solvent insurance companies qualified to do business in the state in which the Premises is located and reasonably satisfactory to Landlord; (ii) be endorsed to name Landlord, Landlord’s Managing Agent, Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant as Additional Insureds; (iii) be written as primary policy coverage and not contributing either to or in excess of any coverage which Landlord may carry; (iv) provide for 30 days’ prior written notice to Landlord of any cancellation or other expiration of such policy or any defaults or material changes thereunder; and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord and Landlord’s Managing Agent. Such insurance policies shall be obtained from an approved insurance company and Tenant shall deliver a copy of said policy or an original Certificate of Insurance to Landlord, before Tenant takes occupancy of the Premises, showing the same to be in full force and effect. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.
     (e) In addition to the indemnity and insurance provision stipulated in this Article 17, the Tenant shall also obtain and at all times during the term of this Lease maintain the following additional insurance of the type marked below with an “X”:
Gradual Pollution and/or Contamination Liability

X	Umbrella Liability in limits of not less than Two Million Dollars ($2,000,000.00)
     (f)(1) Notwithstanding anything contained herein to the contrary, to the extent permitted by law, each of Landlord and Tenant hereby releases the other, to the extent of all insurance carried (or required to be carried) by each party under the terms of this Lease, from liability for any loss or damage caused by fire or other of the extended casualties insured against; provided, however, that this release shall be in force and effect only with respect to loss or damage occurring during such time as the releasing party’s insurance policy contain a clause or clauses which provides that: (i) the insurance company waives subrogation or consents to a waiver of right of recovery, and (ii) such waiver of subrogation or consent to a waiver of a right of recovery does not adversely affect or prejudice said policy or the releasing party’s right of full recovery thereunder. Landlord’s release of Tenant under this subparagraph 17(f) is expressly conditioned upon Tenant’s full cooperation with Landlord’s insurance carrier in inspections of the Premises and Tenant’s compliance with all requirements imposed by Landlord’s insurance carrier with respect to any activities in or use of the Premises which increases the risk of loss to the Building or the Premises.
     (2) If a party advises the other party that a clause of the type described in paragraph (1) above is (i) not obtainable, or (ii) only obtainable at additional cost, then such party shall not be obligated to obtain a waiver; provided, however, that with respect to an inability to obtain a waiver due to the imposition of additional cost, the party shall promptly notify the other party of the amount of such additional cost and, if the party desiring that the other party obtain a waiver agrees in writing to pay the additional cost of obtaining the waiver, then, upon receipt of such payment, that party shall obtain a waiver of subrogation for the benefit of the other party, as described in paragraph (a) above To the extent that Tenant is permitted to self insure as to its personal property located in the Premises, Tenant will nevertheless be deemed to be insured for such personal property for the purposes of this subparagraph 17(f).
18. Property at Tenant’s Risk. It is understood and agreed that all personal property in the Premises, of whatever nature, whether owned by Tenant or any other person, shall be and remain at Tenant’s sole risk and unless due to Landlord’s gross negligence or willful misconduct, Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing, or leaking of the roof or of water or sewer pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever.
19. Assignment; Subletting. (a) Except as provided in this Article 19, neither Tenant, nor any of its permitted successors or assigns, shall transfer, assign, mortgage, encumber, or, by operation of law or otherwise, pledge, hypothecate, or assign all or any of its interest in this Lease, or sublet or permit the Premises, or any part thereof, to be used by others, including, but not by way of limitation, licensees of Tenant, without the prior written consent of Landlord, in each instance, which consent Landlord may withhold in its sole and absolute discretion, for any reason or for no reason. Any such subletting or assignment shall be referred to as a “Transfer”, and the person to whom Tenant’s interest is transferred shall be referred to as a “Transferee”.
     (b) The prohibition against any Transfer without the prior written consent of Landlord shall apply, without limitation, to the following circumstances, each of which shall be deemed a Transfer: (i) if Tenant or any guarantor of this Lease is a corporation (other than a corporation, the outstanding voting stock of which is listed on a “national securities exchange,” as defined in the Securities Exchange Act of 1934), and if shares of such corporation are transferred by sale, assignment, bequest, inheritance, operation of law or otherwise (including, without limitation, a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceeding), so as to result in or make possible a change in the present control of such corporation; (ii) if Tenant or any guarantor of this Lease is a partnership, any change in control or ownership of such partnership; (iii) any transfer by sale, assignment, bequest, inheritance, operation of law or other disposition of all or substantially all of the assets of Tenant or any guarantor which results in or makes possible a change in the present control of the business of Tenant or any such guarantor; (iv) any other change in ownership of Tenant, any guarantor of this Lease or the business operated by Tenant; or (v) any subletting or assignment which occurs by operation of law, merger, consolidation, or reorganization or any change of Tenant’s corporate or proprietary structure. In no event may Tenant assign this Lease, or sublease the Leased Premises, if Tenant is in default under this Lease.
     (c) In the event that Tenant desires to effect a Transfer hereunder, Tenant shall give Landlord written notice (the “Transfer Notice”) thereof. To be effective, the Transfer Notice shall be accompanied by Tenant’s check, payable to the order of Landlord, or Landlord’s Agent, in an amount equal to $500.00 to compensate Landlord for the cost of reviewing the proposed Transfer and specify the proposed Transferee, and the proposed terms of the Transfer, and contain such information about the proposed Transferee, its experience, its financial situation, its methods of operation, and its impact on the Building, as a prudent businessman would require in making the Transfer decision. Tenant specifically agrees to use diligent, good faith efforts to apprise Landlord of any adverse or negative information in its possession concerning the proposed Transfer and the proposed Transferee including, without limitation, information that would adversely affect the value, marketability, financing or insurability of the Building or Avenel Business Park. The Transfer Notice shall also contain a certificate by Tenant (or an officer or general partner of Tenant if Tenant is a corporation or partnership) of all “Transfer Consideration” (as defined below) or payable in connection with the proposed Transfer. Within sixty (60) days of the receipt of the Transfer Notice Landlord shall, by written notice to Tenant, elect: (i) to permit the proposed Transfer; (ii) to terminate this Lease; (iii) to sublet with the right to further sublet from Tenant for the balance of the term of this Lease (a) all of the Premises, or (b) only so much of the Lease Premises as Tenant proposed to Transfer, at the same rental as Tenant is obligated to pay to Landlord hereunder; or (iv) to deny consent to the proposed Transfer, in which event Tenant shall continue to occupy the Lease Premises and comply with all of the terms and conditions hereof. In the event that Landlord fails to give Tenant written notice of its election hereunder within the specified sixty (60) day period. Landlord shall be deemed to have denied its consent to the proposed Transfer. Notwithstanding anything contained herein to the contrary, Landlord will not unreasonably withhold its consent to a Transfer provided (i) such Transferee’s net worth shall be equal to at least $16,450,000.00; (ii) such Transferee’s business in the Premises shall be substantially comparable to Tenant’s business on the date hereof or to research and development facilities similar to those operating in Avenel Business Park; (iii) such Transferee shall assume in writing all of Tenant’s obligations hereunder; and (iv) Tenant continues to remain liable under this Lease for the performance of all of the terms contained herein including but not limited to, the payment of Base Rent and all Additional Rent due under this Lease.
     Notwithstanding any other provision hereof, Landlord shall have the absolute right to refuse consent to any Transfer if at the time of either Tenant’s notice of the proposed Transfer or the proposed effective date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured. Landlord’s refusal to consent to a Transfer shall be deemed to be reasonable if the proposed Transferee is an entity that is already an occupant of the Building or the Avenel Business Park unless Landlord (or its affiliates) is unable to provide the amount of space required by such occupant. Further, Landlord may deny consent to a proposed Transfer if (i) Landlord is or has been in negotiation with Tenant’s proposed Transferee within three (3) months or less of the date of Tenant’s proposed Transfer notice to Landlord, as evidenced by any two-way correspondence or other documents between Landlord and the proposed Transferee; or (ii) Landlord is or has been in negotiation with Tenant’s proposed Transferee within six (6) months or less of the date of Tenant’s proposed Transfer notice to Landlord, as evidenced by a written proposal, letter of intent, broker’s report or other written documentation, and the negotiation is confirmed (said confirmation to be obtained by Landlord) by the proposed Transferee.
     (d) If Landlord consents to a Transfer, the permitted Transferee shall assume by written instrument all of Tenant’s obligations under the Lease and such Transferee, at least ten (10) days prior to the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer and the Transferee’s undertaking of Tenant’s obligations under the Lease. All of such documents shall be subject to Landlord’s prior written approval. In the event of a permitted Transfer, Tenant shall continue to be liable hereunder, and shall not be released from performance hereunder. In addition to the Rent reserved hereunder, Tenant shall pay to Landlord fifty percent (50%) of all monies, property and other consideration of every kind whatsoever paid or payable to Tenant in consideration of or related to such Transfer and for all property transferred to the Transferee, as all or part of the consideration including, without limitation, fixtures, other Leasehold Improvements, furniture, equipment and furnishings (collectively, all of the foregoing monies, property and other consideration shall be referred to as the “Transfer Consideration”), less the reasonable costs and expenses incurred by Tenant to effect such Transfer, and excluding bona fide consideration paid for transfer of Tenant’s Property. Following a permitted Transfer of this Lease, Landlord shall send the named Tenant herein, notice of default to the named Tenant’s last known Notice address.
     (e) Any Transfer without Landlord’s consent, whether as a result of any act or omission of Tenant, or by operation of law or otherwise, shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. The acceptance by Landlord of the payment of Rent following any Transfer prohibited by this Article 19 shall not be deemed to be a consent by Landlord to any such Transfer, an acceptance of the Transferee as a tenant, a release of Tenant from the performance of any covenants herein contained, or a waiver by Landlord of any remedy of Landlord under this Lease, although amounts actually received shall be credited by Landlord against Tenant’s Rend obligations. Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Leased Premises by any such assignee, subtenant or licensee.
     (f) Notwithstanding anything set forth in this Article 19 to the contrary, Tenant may, without Landlord’s consent but with written notice to Landlord given thirty (30) days’ prior to the effective date of such assignment, assign this Lease for the use and occupation of the Premises solely for the purpose set forth in Article 12 to (i) Tenant’s parent or subsidiary corporation or to a corporation under common ownership with and controlled by the same persons who control Tenant, or (ii) any party which acquires substantially all of the assets of Tenant, or (iii) to a corporation into which Tenant merges or consolidates, provided, however, that in each such event, (1) such assignee shall possess qualifications for conducting the business at the Premises to the satisfaction of Landlord; (2) such assignee shall assume in writing all of Tenant’s obligations hereunder; and (3) Tenant continues to remain liable under this Lease for the performance of all of the terms contained herein including but not limited to, the payment of Base Rent, and all Additional Rent due under this Lease; provided, however, that the provisions of this paragraph shall not permit a Transfer in the event that Tenant is acquired by another corporation and becomes a subsidiary thereof, (x) unless Tenant continues to be operated as a separately identified company, substantially in the same manner as before such acquisition, or (y) if, after such acquisition, or as a result thereof. Tenant’s net worth will decline by ten percent (10%) or more, unless in either of such cases, the parent of the party acquiring Tenant agrees to guaranty Tenant’s obligations under this Lease. The liability of any Guarantor of this Lease shall not be affected as a result of any assignment permitted under this subparagraph (g). Notwithstanding any provisions of clause (i) of this paragraph 19 (f) to the contrary, the provisions of clauses (i), (ii) and (v) of paragraph (b) of this Article 19 shall apply to the transfer or sale of the stock, partnership interests or other ownership interests of any Transferee to which Tenant would otherwise be permitted to Transfer its interest under this paragraph (f), and no Transfer will be permitted under this paragraph (f) without Landlord’s consent, if such Transfer would result in a Transfer of this Lease or the ownership interests in any Transferee to an entity not affiliated with Tenant through common ownership and control. It is the intention of the parties that the provisions of clause (i) of this paragraph 19 (f) are included herein for the purpose of providing Tenant with flexibility in the manner of operating its business but such provisions are not intended to permit, and do not permit, a Transfer of this Lease to an entity outside the ownership family to which Tenant belongs as a means of defeating the other provisions of this Article 19 which require Landlord’s consent to a Transfer.
20. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Premises or on any public area of the Building, except the directories and the office doors, and then only in such places, numbers, sizes, color and style as are approved by Landlord and which confirm to all applicable laws and/or ordinances. Any and all permitted signs shall be installed and maintained by Landlord at Tenant’s sole expense. During the period of six months prior to the expiration of this Lease or any renewal thereof, Landlord shall have the right to display on the exterior of the Premises a sign advertising the space as available “For Rent”.
21. Rules and Regulations. Tenant shall at all times comply with the rules and regulations set forth on Exhibit B attached hereto, and with any reasonable additions thereto and reasonable modifications thereof adopted from time to time by Landlord, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant. Landlord agrees that it will not unreasonably discriminate in the application of its rules and regulations.

22. Parking. Landlord shall provide a minimum of three (3) parking spaces per 1,000 rentable square feet of Premises, within reasonable walking distance to the Building. Landlord grants Tenant the non-exclusive, unassigned right to use the parking area or areas designated by the Landlord from time to time, free of charge. Tenant hereby agrees to comply with all traffic and parking rules and regulations imposed by Landlord from time to time.
23. Landlord Access. Landlord shall have the right, with reasonable prior notice (which may be oral) to Tenant (except in the event of an emergency where no notice shall be required), to enter upon the Premises for purposes of (i) showing the Premises to prospective tenants; (ii) to Past the Premises with “For Rent” or other offering signs, as Landlord may deem appropriate; (iii) exhibit the same to prospective purchasers or mortgagees; and (iv) to inspect the Premises to see that Tenant is complying with all its obligations hereunder, or to make required repairs. Landlord shall exercise its rights of access to the Premises in such a commercially reasonable manner so as to minimize interference with Tenant’s use and occupancy of the Premises, provided that Landlord shall incur no additional expense thereby.
24. Subordination (a) This Lease is subject and subordinate to the lien of any ground leases and to all mortgages, deeds of trust or deeds to secure debt which may now or hereafter affect or encumber the Building or the real property of which the Premises form any part, and to all renewals, modifications, consolidations, replacements or extensions thereof. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of any such subordination, Tenant shall execute within five (5) days after receipt, any certificate that Landlord may reasonably so request. No foreclosing lender nor any purchaser at foreclosure shall be liable for and defaults (including defaults of a continuing nature) by any prior landlord, or for the return of any security deposit; Tenant covenants and agrees to attorn to Landlord or to any successor to Landlord’s interest in the Premises, whether by sale, foreclosure or otherwise. As of the date hereof, there is no mortgage lien on the Building and/or Property. Notwithstanding the foregoing to the contrary, this Lease shall not be subordinate to any future mortgage, deed of trust or other lien on the Building and/or Property unless the party secured by any such instrument enters into a non-disturbance agreement with Tenant on such future lender’s customary form that is reasonably acceptable to Tenant.
     (b) Notwithstanding the foregoing, in the event any ground lessor, mortgagee or the holder of any deed of trust or deed to secure debt shall elect to make the lien of this Lease prior to the lien of its ground lease or mortgage, then, upon such party giving Tenant written notice to such effect at any time prior to the commencement of foreclosure by filing a notice thereof for record among the land records, this Lease shall be deemed to be prior in lien to the lien of such ground lease or mortgage, whether dated prior or subsequent thereto.
25. Mortgagee Protection. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Tenant agrees that in the event of the sale of the Property, by foreclosure or deed in lieu thereof, the purchaser at such sale shall only be responsible for the return of any security deposit paid by Tenant to Landlord in connection with this Lease to the extent that such purchaser actually receives such security deposit.
26. Intentionally Deleted.
27. Hold-Over. If Tenant shall not immediately surrender the Premises the day after the end of the term hereby created, then Tenant shall, by virtue of this agreement, become, at Landlord’s option, either (a) a tenant at sufferance, or (b) a tenant from month-to-month. In either of such events, rent shall be payable at a monthly or daily rate, as the case may be, of one and one-half (1 1/2) times the Base Rent and Additional Rental payable by Tenant immediately prior to the expiration or termination of the term, with said tenancy to commence on the first day after the end of the term above demised; and said tenancy shall be subject to all of the conditions and covenants of this Lease insofar as such covenants and conditions are applicable thereto. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Premises after the expiration of the term of this Lease. If Landlord fails to make an election under clause (a) or (b) within ten (10) days after the expiration or termination of the term, the hold-over tenancy shall be deemed to be a tenancy from month-to-month. If Tenant holds over a s a month-to-month tenant, each party hereto shall give to the other at least thirty (30) days’ written notice to quit the’ Premises (any right to a longer notice period being hereby expressly waived), except in the event of non-payment of rent in advance or of the other Additional Rents provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days’ notice to quit being expressly waived; provided, however, that in the event Tenant shall hold over after expiration of the term hereby created, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the term aforesaid, then at any time prior to the date Landlord makes (or is deemed to have made) its election under clause (b) of this Article 27, Landlord at its opinion, may re-enter and take possession of the Premises forthwith, without process, or by any legal action or process in force in the state in which the Premises is located; provided, however, that if Landlord has accepted rent for any period beyond the expiration of the term and Tenant is not then in default under any of the provisions of this Lease, Landlord shall promptly refund to Tenant an amount equal to any excess rental received by Landlord with respect to any period after Landlord exercises its right to re-enter the Premises under this Article 27.
28. Estoppel Certificates. Tenant agrees, at any time and from time to time, upon not less than five (5) days’ prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, a statement in writing (i) certifying that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder, (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the Rent Commencement Date and the dates to which the rent and other charges hereunder have been paid by Tenant and (iv) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which notices to Landlord should be sent. If Tenant fails to execute and return any such agreement to Landlord within such five (5) day period, then, in addition to all other rights and remedies available to Landlord at law or in equity, Landlord shall be entitled to collect from Tenant, as liquidated damages with respect to such default of Tenant in addition to Base Rent and other amounts payable hereunder, as Additional Rent, an amount equal to one-half of one percent (1/2%) of the then monthly amount of Base Rent then payable under this Lease, for each day Tenant delays in returning the requested agreement to Landlord. Any such statement delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Building or of Landlord’s interest therein, or any prospective assignee of any such mortgagee.
29. Quiet Enjoyment. Landlord warrants that it has the right to make this Lease for the term aforesaid and that it will put Tenant into complete and exclusive possession of the Premises. Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall at all times during the term hereof peaceably and quietly have, hold and enjoy the Premises, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.
30. Intentionally Deleted.
31. Modifications Due to Financing. If, in connection with obtaining temporary or permanent financing for the Building or the land upon which the Building is located, any such lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or defer the execution of any agreement of modification of this Lease provided such modifications do not increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s reasonable use and enjoyment of the Premises.
32. Attorneys. Tenant shall reimburse Landlord upon demand for any reasonable costs or expenses, including reasonable attorney fees, incurred by Landlord in connection with the enforcement of Tenant’s obligations hereunder or otherwise incurred by Landlord in connection with any judicial proceedings regarding the rights and obligations of Tenant under this Lease. Any and all costs or expenses incurred by Landlord pursuant to the provisions hereof shall be considered as Additional Rent hereunder. Tenant acknowledges that it has engaged counsel in connection with the negotiation of this Lease, or that Tenant has freely decided to enter into this Lease without engaging the services of counsel.
33. Notices. All notices, rent or other payments required or desired to be given hereunder by either party to the other shall be sent by first class mail, postage prepaid, or by a reputable commercial messenger service, except that notices of default shall be sent by certified mail, return receipt requested or by a receipted commercial messenger service (such as Federal Express or Airborne Express) for delivery on the next following business day. Notices to the respective parties, and any amounts required to be paid hereunder, shall be addressed and sent as follows:

If to Landlord:	NOTICES AND CORRESPONDENCE	RENT, PAYMENTS, ETC.
	c/o Franklin Property Management Company	B.F. Saul Real Estate Investment Trust
	8401 Connecticut Avenue	c/o Franklin Property Management Company
	Chevy Chase, Maryland 20815	P.O. Box 64772
	cc: Legal Department	Baltimore, Maryland 21264-4772

If to Tenant	BBI-Biotech Research Laboratories, Inc.	with a copy to:
	c/o Boston Biomedica	Boston Biomedica
	375 West Street	375 West Street
	West Bridgewater, MA 02378	West Bridgewater, MA 02378
	Attn: Treasurer	Attn: President
Either party may designate a substitute address, from time to time, by notice in writing sent in accordance with the provisions of this Article 33.
34. Applicable Law. This Lease shall be construed under the laws of the State in which the Premises is located.
35. No Reservation. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord. Neither party shall have any legal obligation to the other in the event that the lease contemplated herein is not consummated for any reason. Discussions between the parties respecting the proposed lease described herein, shall not serve as a basis for a claim against either party or any officer, director or agent of either party.
36. Parties; Assigns and Successors. Feminine or neuter pronouns may be substituted for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substantive on or substitutions. The term “Landlord” as used in this Lease, means only the owner for the time being of the Landlord’s interest in this Lease; and, in the event of the sale, assignment or transfer by such owner of the Landlord’s interest in this Lease, such owner shall thereupon be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing. Except as provided in the preceding sentence, all of the covenants, agreements, terms, conditions, provisions and undertakings in this Lease shall inure to the benefit of, and shall extend to and be binding upon, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns, to the same extent as if they were in every case named and expressed. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several and any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue or statute or general law, subject to personal liability, the liability of each such member shall be joint and several.
37. Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.
38. Rent Tax. If applicable in the jurisdiction where the Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any City, State, County or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payments shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

39. Acts of God. Landlord and/or Tenant shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the non-monetary terms, covenants and conditions of this Lease when prevented from so doing by cause or causes beyond the Landlord’s and/or Tenant’s reasonable control, which shall include, without limitation, all labor disputes, fire or other casualty, inability to obtain any material, services, acts of God, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the Landlord and/or Tenant. Any party desiring to claim a delay as a result of the occurrence of any of the above described events shall notify the other party within five (5) business days after the date the party first knows of such event. Lack of funds shall not, in any event, be considered an event of force majeure for any purposes under this Lease.
40. Landlord’s Liability. Tenant agrees that Landlord shall have no personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Property of which the Premises forms a part, Landlord’s interest in rents related to the Building, Landlord’s interest in insurance and condemnation proceeds related to the Building, Landlord’s net interest in sale and refinancing proceeds related to the Building received, and Landlord’s interest in operating and reserve accounts related to the Building for the satisfaction of Tenant’s remedies, including, without limitation, the collection of any judgement or the enforcement of any other judicial process requiring the payment or expenditure of money by Landlord, subject, however, to the prior rights of any holder of any Mortgage covering all or part of the Property, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim and, in the event Tenant obtains a judgement against Landlord, the judgement docket shall be so noted. This Section shall inure to the benefit of Landlord’s successors and assigns and their respective principals. The name B.F. Saul Real Estate Investment Trust (the Trust”) is the designation of the trustees for the time being under a Declaration of Trust dated July 31, 1962, as amended and restated from time to time, a copy of which, together with all amendments thereto, is filed with the Maryland State Department of Assessments and Taxation, and in accordance with such Declaration of Trust, notice is hereby given (i) that all persons dealing with the Trust must look solely to the trust property for the enforcement of any claims against the Trust, (ii) that any agreement, obligation or liability made, entered into or incurred by or on behalf of B.F. Saul Real Estate Investment Trust binds only its trust property, and (iii) that no shareholder, trustee, officer or agent of the Trust assumes or shall be held to any liability therefor.
41. Remedies Cumulative; No Waiver. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.
42. Modification. This writing is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a written agreement signed by all of the parties hereto or their duly authorized agents.
43. Waivers. Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant’s use or occupancy of the Premises. Tenant hereby expressly waives (to the extent legally permissible) for itself and all persons claiming by, through or under it, any right of redemption or right for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as provided in this Lease. Tenant understands that the Premises are leased exclusively for business, commercial and mercantile purposes and therefore shall not be redeemable under any provision of law.
44. Interpretation. Captions and headings are for convenience and reference only. Whenever in this Lease any printed portion, or any part thereof, has been stricken out, whether or not any replacement provision has been added, this Lease shall be read and construed as if the material so stricken out were never included herein, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein. The Exhibits referred to in this Lease and attached hereto are a substantive part of this Lease and are incorporated herein by reference. In any legal proceeding respecting this Lease, this Lease will be construed with equal weight for the rights of both parties, the terms hereof having been determined by free and fair negotiation, with due consideration for the rights and requirements of both parties. Both parties agree that they have had equal input into the wording and phraseology of the provisions of this Lease, and that, therefore, no provision will be construed as drafted by one party or the other, without respect to whose draft of this Lease the wording or phraseology arises. If any of the typewritten portions of this Lease conflict with any of the printed provisions of this Lease, the provisions set forth in the typewritten portions shall control; provided, however, that to the extent the printed portions of this Lease may be read in a manner which will not conflict with the provisions of the typewritten portions, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease.
45. Financial Statements. Tenant, upon Lease execution, and thereafter upon written request by Landlord, will provide Landlord with a copy of its current financial statements consisting of a balance sheet, an earnings statement, statement of changes in financial position, statement of changes in tenant’s equity, and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a CPA or sworn to as to their accuracy by Tenant’s most senior official and its chief financial officer. The financial statements provided must be as of a date not more than 12 months prior to the date of request. Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders. Notwithstanding the foregoing to the contrary, so long as Tenant is a wholly-owned subsidiary of the Guarantor herein, Tenant shall not be required to provide financial statements to Landlord.
46. Special Stipulations. The terms, covenants and conditions set forth in any Articles of this Lease numbered higher than this Article 46 (“Special Stipulations”) are intended to supplement and, in certain events, modify or vary, the other provisions set forth in the foregoing provisions of this Lease. If any of the Special Stipulations conflict with any of the foregoing provisions of this Lease, the provisions set forth in the Special Stipulations shall control; provided, however, that to the extent the preceding portions of this Lease may be read in a manner which will not conflict with the provisions of the Special Stipulations, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease and the Special Stipulations.
47. Landlord’s Work. (a) Landlord shall construct a new building in which the Premises will be located containing approximately 46,335 rentable square feet. The base building work to be performed by Landlord and the specifications for such work are described on Exhibit E.
     (b) (i) Tenant shall, within fifteen (15) days from the date hereof, provide Landlord with schematic plans and specifications (the “Plans”) showing the work which Tenant desires Landlord to perform in the Premises which will include improvements required to make the Premises suitable for use by Tenant in Tenant’s business (the “Interior Improvements”). Within fifteen (15) days after Tenant submits plans and specifications to Landlord, Landlord shall advise Tenant that Landlord has either (a) approved the Plans or (b) disapproved the Plans, in which event Landlord shall specify in writing in what respects the Plans are not acceptable to Landlord and what revisions to the Plans will be required in order to make the Plans acceptable to Landlord, in which event Tenant shall, within seven (7) days, revise the Plans in order to accommodate the revisions required by Landlord, if Landlord does not approve or disapprove the Plans submitted to it by Tenant within fifteen (15) days after the Plans have been received by Landlord, the Plans shall be deemed to be approved by Landlord, and the Premises shall be constructed in accordance with the Plans submitted by Tenant. Landlord shall notify Tenant of those initial Tenant improvements of which the Landlord will require the Tenant to remove from the Premises at the expiration or earlier termination of this Lease, at Tenant’s sole cost and expense. Within thirty (30) days after Landlord’s approval of the Plans, Landlord shall have prepared construction drawings and specifications, consistent with the approved Plans, and sufficient for Landlord to bid out and construct all improvements desired by Tenant in the Premises (the “Construction Drawings”). The Construction Drawings for Landlord’s work shall be provided to Tenant for review, but shall not be subject to Tenant’s approval unless and to the extent the Construction Drawings are materially inconsistent with the Plans, in which event Tenant’s consent, which shall not be unreasonably withheld and which shall be deemed given if Tenant does not object within five (5) days after receipt of the Construction Drawings, shall be required. If Tenant objects to the Construction Drawings prepared by Landlord, Tenant shall specify in writing in what respects the Construction Drawings are not acceptable and what revisions will be required in order to make the Construction Drawings acceptable to Tenant.

     (ii) With respect to the cost of performing the work required by this Article, for individual components of the work for any specific trades which are in excess of $25,000.00, Landlord shall obtain, or cause its general contractor to obtain, at least three (3) bids.
     (iii) Landlord shall construct the Interior Improvements in accordance with the Plans approved by (or deemed to be approved by) Landlord and Construction Drawings in accordance with this section and in good and workmanlike manner. Tenant agrees to designate two persons who are authorized to originate and/or approve change orders and additions associated with the Interior improvements to the Premises. These designees are: Paul DeRito and Mark Manak. Landlord shall (subject to delays resulting from the occurrence of events of force majeure) diligently pursue the construction of the Premises so that the Premises will be Substantially Complete (as hereinafter defined) and ready for occupancy within seven (7) months of the date Landlord obtains a building permit for the base building improvements for the Building; provided, however, that if circumstances beyond Landlord’s reasonable control (including, without limitation, delays caused by Tenant, force majeure or Landlord’s inability to get appropriate governmental permits required for the Interior Improvements) prevent Landlord from completing such work by such date, then the period for Landlord to perform such work shall be extended by an amount of time by which Landlord was unable to perform it work as a result of such delay.
     (iv) Landlord shall pay all costs and expenses incurred in constructing the Interior Improvements in accordance with the approved Construction Drawings to the extent that such costs and expenses do not exceed Twenty-four and 00/100 Dollars ($24.00) per rentable square foot of Premises (“Landlord’s Contribution”). If bids or estimates received by Landlord for the completion of the work described in the Plans and the Construction Drawings indicate that the cost of performing such work will exceed Landlord’s Contribution, Landlord shall promptly advise Tenant of Landlord’s estimate of the amount by which the cost of the Interior Improvements will exceed Landlord’s Contribution, in which event Tenant shall either (i) within five (5) days after receipt of Landlord’s notice respecting the cost of the Interior Improvements, revise or amend the approved Plans and the Construction Drawings in order to reduce the cost of constructing the Premises to an amount equal to or less than Landlord’s Contribution, or (ii) deposit with Landlord the amount by which the cost of the Interior Improvements, as estimated by Landlord, exceeds Landlord’s Contribution. If Tenant fails to revise or amend the Plans and the Construction Drawings, as aforesaid, Tenant shall be deemed to have exercised the option set forth in clause (ii) above. The costs of the Interior Work will include all architectural or engineering design costs, the costs of obtaining permits and approvals for the Interior Improvements, plan review and similar charges, a general conditions fee of not more than nine percent (9%), a overhead fee of not more that five percent (5%) and a construction supervision fee of not more that five percent (5%).
     (c) The term “Substantially Complete” as used herein is defined as the date upon which Landlord notifies Tenant that construction of the Premises is substantially completed in accordance with Construction Drawings as determined by Landlord’s architect, except for “punch-list” items which will not materially interfere with Tenant’s intended use of the Premises. Prior to Tenant taking occupancy of the Premises, or performing any construction or other work in the Premises, or moving any materials, furniture and/or equipment into the Premises, Landlord and Tenant shall, together, inspect the Premises for any minor punch-list items, and Landlord covenants that it will within sixty (60) days of the date of such inspection, repair or replace any such punch-list items, provided, however, that if such punch-list items cannot, with due diligence be cured within such sixty (60) day period, if, within such 60-day period, Landlord commences and thereafter diligently pursues the cure of any such punch-list item, then Landlord shall be granted an additional reasonable period of time to effect a cure. Tenant shall have the benefit of any warranties provided to Landlord with respect to the work set forth herein. Landlord shall warrant all Landlord’s Work as provided herein for a period of thirty (30) days from the date of delivery of the Premises to Tenant, and shall warrant any latent defects in Landlord’s Work for a period of one (1) year from the date of delivery of the Premises to Tenant. Landlord agrees that all the obligations of Landlord hereunder shall be completed so as not to interfere with Tenant in obtaining its occupancy permits.
48. Right of First Offer. Provided (i) Tenant is not then in default (beyond any applicable cure period) in any of its obligations under this Lease, and (ii) additional space in the Building becomes available (the “Option Space”) and Landlord desires to lease the Option Space to any party other than the party then occupying the Option Space, Landlord agrees that, during the term of this Lease, including any Option Term, Tenant shall have the one time right, after the expiration or termination of the initial leases of other premises in the Building (including any renewals or extensions of same), of first offer to enter into a lease of such space as the space becomes available in accordance with the terms and conditions set forth in this Article 48, as follows:

(a)	Landlord shall, prior to entering into a lease for the Option Space, send to Tenant a notice of the availability of such space and the terms and conditions under which Landlord proposes to lease the Option Space to Tenant as set forth below (the “Offer Notice”).

(b)	Within ten (10) business days after Tenants receipt of the Offer Notice, Tenant shall notify Landlord that Tenant either (i) agrees to lease the Option Space under the terms described in the Offer Notice, or (ii) does not desire to lease the Option Space under the terms described in the Offer Notice. A failure by Tenant to timely elect the option described in clauses (i) or (ii) above shall be deemed a to be a waiver by Tenant of any further right to lease the Option Space under this Article 48.

(c)	If Tenant exercises its option to lease the Option Space under this Article 48, then Tenant shall execute a lease amendment embodying the terms set forth in the Offer Notice, within ten (10) business days after Landlord submits any such lease amendment to Tenant. Said lease amendment shall provide that the following terms and conditions shall apply to the Option Space:
(i) Tenant agrees to accept the Option Space “as is” in its then existing condition and Landlord shall have no construction obligations with respect thereto, unless an allowance for renovation of the Option Space was specified in the Offer Notice, in which event such provisions respecting such allowance shall be included in the lease amendment; and
(ii) The Rent for the Option Space shall be equal to the greater of (1) the then escalated Rent (on a per square foot basis) including a proportionate increase in Additional Rent or (ii) the then current Prevailing Market Rent (as defined in Article 49).
(d)	Landlord may, at its option, in lieu of a narrative description of the terms to be described in the Offer Notice, submit to Tenant a lease amendment document setting forth the terms of a proposed lease amendment, in which event Tenant’s exercise of its option to lease the Option Space shall be made by Tenant’s execution of such lease amendment document and its return to Landlord within the applicable time periods set forth in paragraph (b) or (c) of this Article 48. If Landlord does not submit a lease amendment document to Tenant at the time the Offer Notice or a revised Offer Notice is given, and Tenant exercises its option to lease the Option Space under such terms, then Tenant shall execute a lease embodying the terms set forth in the Offer Notice within ten (10) days after Landlord submits any such lease to Tenant, as provided in paragraph (c) above.

(e)	Tenant shall have no further right to lease the Option Space under this Article 48 after Landlord enters into a lease of the Option Space with another tenant in accordance with this Article 48.

(f)	Tenant’s right to lease the Option Space shall be conditioned upon Tenant’s full and complete compliance with all of the terms and conditions of the Lease prior to the date of any Offer Notice or a revised Offer Notice, and Tenant’s option to lease the Option Space shall terminate when the term of this Lease expires or terminates.

(g)	Time shall be of the essence with respect to Tenant’s right of first offer under this Article 48.

(h)	Regardless of any election of Tenant to lease the Option Space, this Lease shall nonetheless remain in full force and effect until the expiration date provided herein.
49. Option to Renew. Tenant shall have the option to renew the term of the Lease for two (2) additional periods of five (5) years each (the “Option Term”) following the expiration of the initial Lease term, provided that this Lease is in full force and effect’. the original Tenant named herein shall be in possession and occupying the Premises, and Tenant shall not be in default in the performance or observance of any of the terms, conditions, provisions and/or covenants of this Lease. All such rights of a renewal shall be exercised by delivery to Landlord of written notice of Tenant’s intention to renew the term at least nine (9) months but not more than twelve (12) months prior to the expiration of the then applicable Lease term. The Option Terms shall be on the same terms, covenants and conditions as the initial Lease term except Base Rent for the first Lease Year of each Option Term shall be the greater of (i) one hundred three percent (103%) of the previous year’s Base Rent including Additional Rent or (ii) one hundred percent (100%) of the then Prevailing Market Rent (as hereinafter defined) of comparable space within the Gaithersburg market area, including current operating costs and concessions, which Rent shall be established as follows:
(a) Within fifteen (15) business days after receipt of Tenant’s notice exercising its option to extend the term of this Lease, Landlord shall notify Tenant of Landlord’s estimate of the Prevailing Market Rent. If Tenant disagrees with Landlord’s estimate of the Prevailing Market Rent, Tenant shall notify Landlord that it has elected to submit the determination of Landlord’s estimate of the Prevailing Market Rent to arbitration, in which event the provisions of subparagraph (b) of this Article 49 shall govern for the selection of arbitrators and the establishment of the Prevailing Market Rent payable for the year of the then applicable Option Term; provided, however, that if Tenant does not elect to submit the determination of Prevailing Market Rent to arbitration during such fifteen (15) day period, then the Landlord’s estimate of Prevailing Market Rent shall be deemed to be agreed to by Tenant, and, if the same is greater than 103% of the previous year’s Base Rent and Additional Rent, then Landlord’s estimate of the Prevailing Market Rent shall be the Base Rent payable by Tenant to Landlord during the first year of the then applicable Option Term.
(b) (i) Definition: As used herein, the term “Prevailing Market Rent” means the most probable rent (as determined pursuant to the appraisal procedure hereinafter set forth) at which the Premises (and any Additional Premises) would be leased in a comparable and open market, under all conditions requisite to a fair lease, the Landlord and Tenant each acting prudently, knowledgeable, and assuming the rent is not affected by undue stimulus. Implicit in this definition is the consummation of the Lease beginning on the commencement date of the Option Term under conditions whereby:
1. Landlord and Tenant are typically motivated (i.e., neither party is compelled to enter into a lease and both parties are willing to enter into a lease).
2. Both parties are well informed or well advised, and each acting in what it considers its own best interest.
3. A reasonable time is allowed for exposure in the open market.
4. The Prevailing Market Rent shall be computed as an amount equal to the then prevailing market rental rate of the Premises, as if vacant with building standard improvements, and taking into account the annual adjustments of the Initial Base Rent, Tenant’s obligation to pay Tenants pro-rata share of Annual Operating Expenses and all existing market factors.
5. All of the terms, covenants and conditions of the Lease (except terms respecting the amount of Base Rent) remain in effect throughout the applicable Option Term.
(ii) In the event of a dispute as to determination of Prevailing Market Rent referred to in this Article, such dispute shall be in accordance with the following:
     If Landlord and Tenant fail to agree upon the Prevailing Market Rent as referred to in this Article, within the time periods provided for herein, then Landlord and Tenant each shall give notice to the other setting both the name and address of a licensed real estate broker or appraiser (hereinafter “appraiser”) who shall be a M.A.I. Real Estate professional with substantial experience in commercial real estate appraisal designated by it to make the determinations hereafter required. Each appraiser shall be instructed to calculate the Prevailing Market Rent as provided in each of the foregoing sections which is the subject of the dispute and is in accordance with the criteria referenced therein. If either party shall fail to give notice of such designations within ten (10) days after failing to agree between themselves, then the appraisal made by the appraiser so designated shall be the Appraisal Prevailing Market Rent. If two appraisers have been designated, such two appraisers shall consult with each other and, within thirty (30) days thereafter, issue their determinations of Appraisal Prevailing Market Rent in writing, and give notice thereof to each other and to Landlord and Tenant. If such two appraisers shall concur as to the determination of the Prevailing Market Rent and submit their decision in writing to Landlord and Tenant, such concurrence shall be final and binding upon Landlord and Tenant. If the two determinations of Prevailing Market Rent shall be within five percent (5%) (measured from the higher appraisal) of each other, the Prevailing Market Rent shall be deemed to be the average of the two appraisers’ determinations. If such two appraisers’ determinations shall not so concur or coincide, then such two appraisers shall immediately (i) designate a third appraiser, (ii) prepare detailed written appraisals, and (iii) submit copies of such appraisal to Landlord, Tenant and such third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within eight (8) days of the date on which the last determination was rendered, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such third appraiser. The third appraiser shall be licensed real estate appraisers who shall have had at least fifteen (15) years continuous experience in the business of appraising real estate in the Montgomery County area. The third appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within twenty (20) days after the date of designation of the third appraiser, choose the determination of the two appraisers originally selected by the parties which is the nearest to the determination such third appraiser would have made acting alone and applying the standards set forth therefor in this Lease, and that choice by the third appraiser shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any appraiser selected by it in accordance with the provisions of this Article, and the parties shall share equally all other expenses and fees of any such arbitration, including the expenses of the third appraiser. The determination rendered in accordance with the provisions of this Article shall be final and binding in fixing the Prevailing Market Rent. Notwithstanding the foregoing, in no event shall the Base Rent for the first Lease Year of the applicable Option Term be less than the then Base Rent of the last Lease Year of the previous term.
(c) Commencing on the first day of the second Lease Year of the applicable Option Term and on the first day of every Lease Year thereafter during the applicable Option Term, the annual Base Rent shall be increased by one hundred three percent (103%) of the amount of the annual Base Rent which was in effect during the Lease Year immediately preceding the Lease Year for which the adjustment is being made.
50. Broker. Landlord shall pay the commission due in connection with this Lease to Trammell Crow Real Estate Services, Inc. (“Broker”). Notwithstanding the foregoing, Broker has acted as agent for Tenant and represented Tenant’s interests and not Landlord’s interests, and Broker is not, and shall not be deemed to be, the agent of Landlord for any purpose whatsoever. Except in regard to Broker, Landlord and Tenant represent to each other that they have not dealt with any broker(s) or finder(s) concerning this Lease. Landlord and Tenant mutually agree to defend and hold each other harmless against any claims of any person or entity involving a breach of the representation contained in this Article 50. In the event of such a claim by any person or entity, the party against whom the claim is made or the litigation is commenced shall give reasonable notice to the other party with opportunity to such other party to defend against any claim for which indemnity will be sought under this Article 50.
51. Building Sign. Tenant shall be permitted to install an exterior sign on the Building with Landlord’s prior written approval, which shall not be unreasonably withheld, provided such sign shall conform to (i) any and all applicable laws, ordinances or regulations of any governmental authorities, and (ii) any insurance requirements. Any such approved signs shall be maintained by Tenant in good condition and repair and in accordance with the standards of the Building, and Landlord shall have the right to require Tenant to repair or replace any such signs if the same is damaged or in disrepair. Tenant shall obtain and pay for all permits and licenses required in connection with any such approved sign(s), and shall be responsible for the proper installation thereof.
52. Outside Storage Area and Flammable Storage Units Area. Landlord shall allow Tenant to allocate, from Tenant’s parking allotment pursuant to Article 22, (i) a portion of the parking area equal a maximum of five hundred (500) square feet, to install its emergency generator and chemical storage tanks (“Outside Storage Area”) used in the operation of Tenant’s business at the Premises and (ii) a portion of the parking area to install two (2) flammable storage units in accordance with Exhibit F, used in the operation of Tenant’s business at the Premises (“Flammable Storage Units Area”). The Outside Storage Area and Flammable Storage Units Area shall be located immediately adjacent to the rear of the Building, as reasonably approved by Landlord in writing. Tenant shall install, at its sole cost and expense in accordance with applicable laws, insurance requirements and plans approved by Landlord, bollards or fencing, with locks to secure same, around the Outside Storage Area and Flammable Storage Units Area. Tenant shall maintain the Outside Storage Area and Flammable Storage Units Area and shall be responsible for all governmental permits and approvals related thereto, its sole cost and expense and shall endorse its insurance policies to include all matters arising out of such areas.
53. Environmental Matters. (a) Tenant represents that the list attached hereto as Exhibit F, is a complete and accurate list of chemicals and hazardous materials, including approximate quantities, to be used and stored in or about the Premises. The amounts of chemicals and hazardous materials will be limited to quantities necessary for the Tenant’s day to day operations.

Landlord is relying on the list in Exhibit F in not requiring Gradual Pollution and/or Contamination Liability Insurance. Tenant shall provide Landlord with an annual statement certified by an officer of Tenant that the chemicals, hazardous materials, procedures and equipment (including but not limited to certification of air handling units [bio-safety cabinets with HEPA filtered air pursuant to Exhibit F]), listed on Exhibit F remain substantially the same with respect to risk, quantities and characteristics. In addition, should Tenant’s operation change such that any additional chemicals and hazardous materials are utilized or quantities of such items required for Tenant’s operation will be significantly larger than those stipulated in Exhibit F, Tenant shall provide Landlord written notice prior to any such change, and Landlord shall have the right to require Tenant to obtain and maintain Gradual Pollution and/or Contamination Insurance. Tenant shall provide Landlord with all current, third party contracts for handling, use, storage and disposal of all chemicals and hazardous materials used and/or stored by Tenant on the Property, and make available to Landlord any manifests, records or other documentation related thereto for Landlord’s inspection. Tenant shall allow Landlord or its agents, prospective lenders, insurance agents and environmental auditors or consultants, to inspect the Premises or any other area utilized by Tenant for the use and/or storage of chemicals and hazardous materials on the Property, or records and procedures related thereto, upon reasonable prior notice to Tenant.
     (b) With at least two (2) business days’ prior oral or written notice (except in the event of an emergency where no notice shall be required), Landlord’s environmental consultant may inspect the Premises or any other area on Landlord’s Property utilized by Tenant, on an annual basis (unless Tenant is not in compliance with this Lease, then on a quarterly basis until Tenant is in compliance herewith) and within ninety (90) days of the expiration or earlier termination of this Lease, and the Tenant’s records and procedures regarding the Tenant’s storage, use, and disposal of chemicals and hazardous materials within the Premises. If Landlord’s environmental consultant finds Tenant to be in non-compliance with the requirements hereof in a manner which, in the consultant’s reasonable opinion, may adversely affect the Property, Tenant shall reimburse Landlord, as Additional Rent pursuant to the provisions of this Lease, for the cost of that inspection and for any subsequent inspection until Tenant is in compliance as determined by the environmental consultant. Further, in the event that the Landlord’s environmental consultant finds that the Tenant is not in compliance with any applicable law, regulation, or codes regarding the storage, use or disposal of chemicals or hazardous materials, such non-compliance shall constitute a default under this Lease.
     (c) Tenant shall defend, indemnify, and hold Landlord and Landlord’s agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys fees) occasioned by or arising out of or relating to any environmental pollution, damage, condition or problem arising from the presence of any hazardous substances, asbestos or other toxic waste as defined in any federal, state, or municipal governmental or quasi-governmental laws, rules, regulations, or ordinances in or about the Premises, the Building or the Property in violation of law that are existing in the Premises, the Building or the Property not caused by Landlord’s negligent act or omission. The indemnification herein shall survive the expiration or earlier termination of this Lease.
54. License for Early Partial Occupancy. Tenant desires to occupy approximately ten thousand (10,000) square feet of the Premises, as shown on Exhibit A-1 (“Early Occupancy Space”), on or about August 1, 1997, for the purpose of controlled storage of biomedical specimens relating to Tenant’s use. Landlord hereby grants Tenant the right to enter upon and occupy the Premises for said purpose upon the following conditions:
     a. Tenant shall, at Tenant’s sole cost and expense, apply for and obtain all governmental permits and approvals necessary to occupy the Premises for the use set forth herein.
     b. Landlord shall notify Tenant within five (5) days of delivery of the Early Occupancy Space that the same is ready for Tenant’s occupancy. The term of the license granted herein shall commence on the date Landlord delivers the Early Occupancy Space to Tenant and shall expire on the date the Premises are delivered to Tenant in accordance with Article 47 of the Lease.
     c. At least one (1) day prior to the date Tenant takes possession of the Early Occupancy Space, Tenant shall pay Landlord Rent in an amount equal to $361.11 per diem (1/30th of the monthly amount), payable in equal monthly installments of $10,833.33, in advance, on the first day of each calendar month included in the term of this license. For any portion of a calendar month included at the beginning of the term of this license, Tenant shall pay the per diem installment as set forth above for such portion, payable on the first day of such portion. If this license expires prior to the end of a full calendar month, Landlord shall apply any overpayment of Rent payable hereunder, to the Base Rent then due under the Lease. Tenant’s obligation to pay all Operating Costs for the operation of the Building as a result of Tenant’s use of the Premises as provided herein, and 21.58% of Real Estate Taxes based on the Early Occupancy Space pursuant to Article 5 of the Lease shall commence on the date Tenant takes possession of the Early Occupancy Space, however, such costs shall only consist of actual incremental Operating Costs in excess of what Landlord would have incurred but for Tenant’s occupancy.
     d. Tenant shall defend, indemnify and save Landlord harmless from and against all claims, liabilities, suits, fines, penalties, damages, losses, fees, costs and expenses, including attorney fees, which may be imposed upon, incurred by, or served against Landlord by reason of:
          (i) any work or thing done by or on behalf of the Tenant, or any of its agents, contractors, subcontractors, servants, employees, licensees, or invitees, in or about the Premises or any parts thereof;
          (ii) any use, occupation, condition, or operation by the Tenant, or any of its agents, contractors, subcontractors, servants, employees, licensees, or invitees, in or about the Premises or any part thereof, or any passageway or space adjacent thereto, or elsewhere in the Premises or the Building;
          (iii) any act or omission on the part of the Tenant, or any of its agents, contractors, subcontractors, servants, employees, licensees, or invitees;
          (iv) any occurrence, accident, injury (including death), or damage, directly or indirectly caused by the Tenant or any of its agents, contractors, subcontractors, servants, employees, licensees, or invitees to any person or property carried in, or about the Premises or any part thereof, or in or about the Building; and
          (v) any lien arising as a result of any of Tenant’s actions or omissions with respect to its activities on or with respect to the Premises.
     This indemnity shall extend to any include the cost and expenses, including reasonable attorney fees, incurred by Landlord in enforcing this indemnity.
     e. Prior to Tenant’s entry into the Premises, Tenant shall deliver to Landlord evidence that Tenant has obtained public liability insurance, with an insurer and having limits of coverage as defined in the Lease, covering Tenant’s activities in the Premises and the Building, with contractual indemnity coverage with respect to Tenant’s indemnity obligations under this Article 54, and which names Landlord as an additional insured with respect to claims arising out of Tenant’s activities and occupancy in the Premises and the Building pursuant to this Article.
     f. Tenant acknowledges that any of Tenant’s equipment, or other materials stored in the Premises or improvements made to the Premises by Tenant, are at Tenant’s risk and Tenant hereby waives any claim for improvements, damages, expenses or costs incurred in respect of Tenant’s activities in or use of the Premises during the this early partial occupancy period. The Tenant shall not make any alterations to the Premises unless such alterations have been approved by Landlord in writing. Tenant shall repair any damage to the Premises or the Building resulting from activities in or use of the Premises and the Building conducted by or or behalf of Tenant with respect to this Article.
     g. Tenant’s obligations under this Article 54 shall survive the termination of this license.
     h. If the license herein is terminated, Tenant hereby agrees to vacate and quit the Premises, and return the same in good condition, reasonable wear and tear excepted, and the Tenant further agrees to cause all of its agents, contractors, subcontractors, servants, employees, licensees, and invitees to vacate and quit the Premises upon termination of this license.
     i. Tenant shall not interfere with Landlord’s Work and if Landlord or its general contractor determine in their reasonable discretion that Tenant, as a result of its activities or occupancy of the Premises pursuant to this Article, has delayed or interfered with Landlord’s Work, then (i) Landlord may require that Tenant immediately cease any activity or occupancy of the

Premises causing, or which may cause, any delay or interference with Landlord’s Work; and/or (ii) in such event, the Rent Commencement Date pursuant to Article 2 of this Lease shall be accelerated for each day Landlord’s Work is delayed.
     j. Notwithstanding the foregoing to the contrary, this license may be revoked by Landlord at any time by written notice to Tenant if Tenant fails to comply in all respects with the terms, covenants and conditions set forth herein, as determined by Landlord, in Landlord’s discretion.
55. Delays in Completion of Landlord’s Work. Landlord shall diligently pursue the construction of the Landlord Work described in Article 47 so that such work will be Substantially Complete (as defined in Article 47) and the Premises will be ready for occupancy within seven (7) months of the date Landlord obtains a building permit for the base building improvements for the Building. If Landlord fails to Substantially Complete the work described in Article 47 with in seven (7) months of the date Landlord obtains a building permit for the base building improvements for the Building due to reasons within Landlord’s reasonable control, then, until such work is Substantially Complete, Landlord shall be liable to Tenant for the sum of Three Hundred Dollars ($300.00) for each day beyond such seven (7) month period until the work is Substantially Complete. The period of time for Landlord’s performance of the work described in Article 47 shall be extended by a period of time equal to the period of any delays caused by circumstances beyond Landlord’s reasonable control (including, without limitation, delays caused by Tenant in approving the Plans under Article 47 or other delays caused by Tenant’s actions or failure to act within any period provided for in this Lease, force majeure or Landlord’s inability to get appropriate governmental permits required for the Interior Improvements) which prevent Landlord from completing such work.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year first above written.

ATTEST/WITNESS:	LANDLORD: B.F. SAUL REAL ESTATE INVESTMENT TRUST
/s/ Signature	By:	/s/ B.F. Saul		(SEAL)
Name (Print): B.F. Saul
Title:

ATTEST:	TENANT: BBI-BIOTECH RESEARCH LABORATORIES, INC., a Massachusetts corporation

/s/ Richard T. Schumacher	By:	/s/ Kevin W. Quinlan		(SEAL)
		Name (Print):	Kevin W. Quinlan
(corporate seal)		Title:	Senior Vice President

Tenant’s Tax I.D. Number: 04-3152- 484

SECRETARY’S CERTIFICATE
I, Richard Schumacher, Asst. Clerk of BBI-BIOTECH RESEARCH LABORATORIES, INC., a Massachusetts corporation, do hereby certify (i) that the foregoing and annexed Lease was executed and delivered pursuant to, and in strict conformity with the provisions of resolutions of the Board of Directors of said Corporation validly adopted at a regularly called meeting of said Board of Directors, and that a quorum was present at said meeting (or validly adopted by unanimous written consent of said Board of Directors in lieu of a meeting), in conformity with the laws of the state of incorporation of said Corporation; and (ii) that the following is a true, correct and complete reproduction of such resolutions:
RESOLVED: That
(Name)                                          (Title)
of the Corporation, shall be and is hereby authorized and empowered, for and on behalf of the Corporation, to execute, acknowledge and deliver the foregoing and annexed Lease between B.F. Saul Real Estate Investment Trust, as Landlord, and BBI-Biotech Research Laboratories, Inc., as Tenant, for those certain Premises, containing approximately Twenty-Five Thousand (25,000) rentable square feet of space, located in the Building at 215 Perry Parkway, Avenel Business Park, Gaithersburg, Maryland, at an annual Initial Base Rent of approximately Three Hundred Twenty-Five Thousand and 00/100 Dollars ($325,000.00), as well as any and all related documents, in order to expeditiously provide for the leasing of such Premises, and in so doing, to make any and all related changes therein or modifications thereof as he, in his sole discretion, acting for and on behalf of the Corporation, shall deem necessary or advisable, and all of the officers of the Corporation are hereby authorized, directed and empowered to do any and all acts or things as shall be necessary or advisable in order to effectuate the foregoing resolution.
/s/ Richard T. Schumacher             Ass’t Clerk
(Corporate Seal)
PRINTED NAME: RICHARD T. SCHUMACHER
Date: May 6, 1997

CORPORATE GUARANTY
     FOR VALUE RECEIVED, and in consideration for, and as an inducement to Landlord to enter into the foregoing Lease with BBI-Biotech Research Laboratories, Inc., a Massachusetts corporation, dated the                                day of                                                  , 1997, the undersigned hereby guarantees to Landlord, its legal representatives, successors and assigns, the payment of the rent, additional rent and all other payments to be made by Tenant under said Lease and the full performance and observance by Tenant of all the other terms, covenants, conditions and agreements (including the Rules and Regulations) therein provided to be performed and observed by Tenant for which the undersigned shall be jointly and severally liable with the Tenant, without requiring any notice of non-payment, non-performance or non-observance, or proof of notice or demand, whereby to charge the undersigned, all of which the undersigned hereby expressly waives, and the undersigned expressly agrees that Landlord may proceed against the undersigned separately or jointly before or after or simultaneously with proceeding against Tenant for default and that this Guaranty shall not be terminated, affected or impaired in any way or manner whatsoever by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the said Lease, or by reason by summary or other proceedings against Tenant, or by the omission of Landlord to enforce any of its rights against Tenant, or by reason of any extension of time or indulgence granted by Landlord to Tenant. The undersigned further covenants and agrees (i) that it will be bound by all the provisions, terms, conditions, restrictions and limitations contained in said lease, the same as though Guarantor was named therein as Tenant; and (ii) that this Guaranty shall be absolute and unconditional and shall remain and continue in full force and effect as to any renewal, extension, option, amendment, additions, assignment, sublease, transfer, or other modification of said lease, whether or not the undersigned shall have knowledge or have been notified of or agreed or consented to any such renewal, extension, option, amendment, addition, assignment, sublease, transfer, or other modifications of said lease. Each signatory hereto shall be individually bound by the terms of this Guaranty whether or not any other party or person has executed the same. If Landlord at any time is compelled to take any action or proceeding in court or otherwise to enforce or compel compliance with the terms of this Guaranty, the undersigned shall, in addition to any other rights or remedies to which Landlord may be entitled hereunder or as a matter of law or in equity, be obligated to pay all costs, including attorneys’ fees, incurred or expended by Landlord in connection therewith. All obligations and liabilities of Guarantor pursuant to this Guaranty shall be binding upon the successors and assigns of the undersigned signatory. Guarantor further agrees, at any time and from time to time, within five (5) days’ after written notice by Landlord, to deliver to Landlord its most recent financial statement, which shall not, in any event, be more than ninety (90) days old. If Guarantor files quarterly and annual statements with the Securities and Exchange Commission, then Guarantor’s most recent “10-Q” (or, if applicable, “10-K”) statement shall be supplied to Landlord. If Guarantor has its financial statements audited on an annual basis, then Guarantor shall supply Landlord with its most recent audited statement and with its most recent unaudited financial statement, certified to be true and correct by Guarantor’s chief financial officer. If Guarantor does not regularly have its financial statements audited, then Guarantor shall supply Landlord with its most recent unaudited financial information, certified to be true and correct by Guarantor’s chief financial officer, which information shall not, in any event, be more than ninety (90) days old. If Guarantor does not regularly have financial statements prepared, then Guarantor shall supply Landlord with such financial information respecting the financial condition of Guarantor as Landlord may reasonably require including, without limitation, copies of Guarantor’s state and federal quarterly and annual income tax reports and statements, certified to be true and correct by Guarantor or Guarantor’s chief financial officer.
     As further inducement to Landlord to make and enter into said Lease, and in consideration thereof, the Landlord and the undersigned covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, the Guarantor shall and hereby does waive trial by jury. This Guaranty shall be governed by and construed in accordance with the laws of the state in which the property demised under the said lease is located.

     WITNESS the following signatures this 6th day of May, 1997.

ATTEST:	GUARANTOR: Boston Biomedica, Inc., a MA corporation
/s/ Richard T. Schumacher	By:	/s/ Kevin W. Quinlan
		Printed Name:	Kevin W. Quinlan
(corporate seal)		Title:
Address:

	Tax I.D. No.	04-265-2826

SECRETARY’S CERTIFICATE
     I, Richard Schumacher, Asst. Clerk of Boston Biomedica, Inc., a MA corporation do hereby certify (i) that the foregoing and annexed Guaranty was executed and delivered pursuant to, and in strict conformity with the provisions of resolutions of the Board of Directors of said corporation validly adopted at a regularly called meeting of said Board of Directors, and that a quorum was present at said meeting (or validly adopted by unanimous written consent of said Board of Directors in lieu of a meeting), in conformity with the laws of the state of incorporation of said Corporation; and (ii) that the following is a true, correct and complete reproduction of said resolution:
RESOLVED: That __________________________________________________, President of the Corporation, shall be, and is hereby authorized and empowered, for and on behalf of the Corporation, to execute, acknowledge and deliver the foregoing and annexed Guaranty of the Lease by and between B.F. Saul Real Estate Investment Trust, as Landlord, and BBI-Biotech Research Laboratories, Inc., as Tenant, for those certain Premises located at 215 Perry Parkway, Avenel Business Park, Gaithersburg, Maryland, as well as any and all related documents, in order to expeditiously provide for the leasing of such premises, and, in so doing, to make any and all changes therein or modifications thereof as he, in his sole discretion, acting for and on behalf of the Corporation, shall deem necessary or advisable, and all of the officers of the Corporation are hereby authorized, directed and empowered to do any and all acts or things as shall be necessary or advisable in order to effectuate the foregoing resolution.

/s/ Richard T. Schumacher	,	Ass’t Clerk

Printed Name: RICHARD T. SCHUMACHER
Date: 5/6/97
(corporate seal)

AVENEL BUSINESS PARK — PHASE IV
215 PERRY PARKWAY
GAITHERSBURG, MARYLAND 20877
46,335 SQ. FT. RENTABLE
EXHIBIT A

AVENEL BUSINESS PARK — PHASE IV
215 PERRY PARKWAY
GAITHERSBURG, MARYLAND 20877
46,335 SQ. FT. RENTABLE
EXHIBIT A-1

EXHIBIT B
RULES AND REGULATIONS
     1. No advertisement, or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of said Building, except of such order, size and style, and at such places as shall be designated by Landlord. All signs will be supplied for tenants by Landlord, the cost of the signs to be charged to and paid for tenants.
     2. The sidewalks and entry passages shall not be obstructed by tenants, or used by them for any purpose other than for ingress and egress. The floors, and skylights and windows that reflect or admit light into any place in said Building, shall not be covered or obstructed by tenants. The water closets and other water apparatus, shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Any damage resulting to them, or to associated systems, from misuse, shall be repaired by tenant who, or whose clerks, agents, invitees, or servants shall cause it.
     3. No tenant shall do or permit to be done in said Premises, or bring or keep anything therein, which shall in any way obstruct or interfere with the rights of other tenants or in any way injure or annoy them. Tenants, their clerks and servants, shall maintain order in the Building, shall not make or permit any improper noise in the Building or interfere in any way with other tenants or those having business with them. Nothing shall be thrown by Tenants, their clerks or servants, out of the windows, doors or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in said Building .
     4. It is understood and agreed that the Landlord shall not be responsible to any tenant for any loss of property from rented premises, however occurring .
     5. No bicycles or other vehicles or animals shall be allowed in the office, halls, corridors, or elsewhere in the Building. Notwithstanding anything contained herein to the contrary, Tenant shall be permitted up to ten (10) small rodents in the Premises provided the presence of same is incidentally related to Tenant’s use, and Tenant is responsible for all risks, costs and expenses related thereto.
     6. All tenants and occupants shall observe strict care not to leave their doors open when it rains or snows, and for any fault or carelessness in this respect shall make good any injury sustained by other tenants, and to Landlord for damage to paint, plastering or other parts of the Building resulting from such default or carelessness. No alterations shall be made to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any connection made to the electric wires or electric fixtures, or plumbing lines nor shall there be any penetrations through the walls, floor or roof without the consent in writing on each occasion of Landlord or its Agent. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, or its Agent, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noisesome, noxious, noisy, or offensive business.
     7. An adequate number of keys will be provided upon initial occupancy; the charge for additional keys shall be Five Dollars ($5.00) each. No additional locks or latches shall be put upon any door without written consent of Landlord. Tenants, at termination of their lease of the premises, shall return to Landlord, all keys to doors in the Building.
     8. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles.

     9. The tenant shall not (without the Landlord’s prior written consent) install or operate any electric heating device, steam engine, boiler, machinery or stove upon the Premises, or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used upon the Demised Premises oil, burning fluids, camphene, gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into said Premises. No offensive gases or liquids will be permitted.
     10. If tenants desire blinds or window covering, other than those provided by Landlord, if any, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected with Landlord’s prior consent and at the expense of said tenants. No awnings shall be placed on said Building.
     11. Any vending machines or services on the Demised Premises shall be for the exclusive use of the Tenant and its employees. Public use of vending machines and services is explicitly prohibited.
     12. Except for the storage of trash or rubbish in dumpsters provided by Landlord, Tenant shall not permit storage of any kind outside of the Premises.
     13. Subject to Articles 22 and 52 of the Lease, Tenants and occupants shall observe and obey all parking and traffic regulations as imposed by Landlord on the Property. Landlord in all cases retains the power to designate “No Parking” zones, traffic right of ways, and general parking area procedures.
     14. Tenant shall instruct all delivery companies that any vehicles making deliveries to the Demised Premises shall use the truck access road provided for such use and park only in designated loading areas.
     15. Unless otherwise agreed upon, in writing, Landlord will arrange and contract for all heating, ventilating and air conditioning maintenance and repairs.
     16. Unless otherwise approved by Landlord, in writing, neither Tenant, nor Tenant’s agents, invitees, or contractors shall be permitted access to the roof of the Building.
     17. The Landlord reserves the right to make such other rules and regulations as in its reasonable judgement may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of order therein, provided such rules and regulations do not materially, adversely affect Tenant’s use and occupancy of the Premises or materially increase Tenant’s financial obligations associated therewith.
     18. Violation of these rules, or any amendments thereof or additions thereto, shall be sufficient cause for termination of this Lease at the option of Landlord.

EXHIBIT C
INTENTIONALLY OMITTED.

EXHIBIT D
BBI-BIOTECH RESEARCH LABORATORIES, INC.
COMMENCEMENT AND ESTOPPEL
     THIS COMMENCEMENT AND ESTOPPEL AGREEMENT is made and entered into this           day of                     , 19      , by and between BBI-Biotech Research Laboratories, Inc., (“Tenant”) and B.F. SAUL REAL ESTATE INVESTMENT TRUST (“Landlord”).
     WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated                                          (the “Lease”), for certain space at Suite No. 1, 215 Perry Parkway, Avenel Business Park, Gaithersburg, Maryland.
     WHEREAS, paragraph 2 of the Lease provides for the execution of a commencement agreement specifying the commencement date of the term of the Lease;
     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereby warrants and represents to the other as follows:
1.	That Tenant is in full and complete possession of the Demised Premises, such possession having been delivered by the Landlord and having been accepted by the undersigned.

2.	That the Landlord’s improvements, if any, and the space required to be furnished by the terms of the Lease have been completed in all respects and are open for the use of the Tenant, its customers, employees and invitees.

3.	That all duties of an inducement nature required of the Landlord in said Lease have been fulfilled.

4.	That said Lease is in full force and effect; that there is no existing default on the part of the Landlord in the terms thereof, and that said Lease has not been amended, modified, supplemented or superseded.

5.	That no rents have been prepaid except as provided by said Lease; that Tenant does not now have or hold any claim against Landlord which might be set off or credited against future accruing rent.

6.	That Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the said Lease or of the rents secured therein, except to Landlord.

7.	That the Rent Commencement Date for the Lease is the day of , 19 and the Lease shall expire at midnight on the day of , 19 .

8.	Any agreement, obligation, or liability made, entered into or incurred by or on behalf of B.F. Saul Real Estate Investment Trust binds only its trust property, and no shareholder, trustee, officer, or agent of the trust assumes or shall be held to any liability therefor.
     IN WITNESS WHEREOF, the parties hereto do hereby execute this Agreement under seal on the day and year first above written.

ATTEST:	TENANT:
BBI-BIOTECH RESEARCH LABORATORIES, INC., a Massachusetts corporation

By:
Printed Name:
Title:

ATTEST:	LANDLORD:
B.F. SAUL REAL ESTATE INVESTMENT TRUST

By:
Printed Name:
Its:

EXHIBIT E
TO LEASE BETWEEN B.F. SAUL REAL ESTATE INVESTMENT TRUST
& BBI-BIOTECH RESEARCH LABORATORIES, INC.
OUTLINE OF LANDLORD’S WORK:
“COLD DARK SHELL”
Landlord shall perform the work described below in accordance Landlord’s Plans.
1.	FRAME

A structural frame of steel, concrete or masonry construction, or any combination of these, with a floor design to carry and provide for 150 psf load. Clear height to the bottom of the roof joists shall be approximately 13’-6” to 14’-6” except in Tenant’s “Repository”, approximately 6,000 sf in the rear of the Premises, which shall be a minimum of 16’-0”.

2.	ROOF

A roof system, as designed by Landlord and in accordance with applicable building codes.

3.	EXTERIOR WALLS

Exterior building walls shall be of non-combustible construction as provided by Landlord. Landlord will provide a brick exterior in the front of the building and a painted block (Standard CMU)exterior at the rear of the building.

4.	FLOOR SYSTEM.

Landlord will provide a 5” thick concrete floor slab.

5.	PLUMBING

Landlord will provide a 4” sanitary waste line to the building to be shared by all tenants. Tenant shall be solely responsible for all costs of obtaining required water meter(s).

6.	ELECTRICAL SERVICE

Landlord will provide 2,000 Amps to the building via a 480/277 volt, 3-phase, 4-wire electrical service, to be shared by all tenants.

Tenant shall apply to the local utility company to have electric service established in its name and shall be solely responsible for all costs of obtaining such service and for all costs of providing and installing the required electric meter(s).

7.	FIRE PROTECTION

Landlord will provide a complete, automatic wet sprinkler system, installed facing the underside of the roof deck. Landlord will provide approximately one sprinkler head per 150 sf of Premises with sprinkler heads turned up.

8.	HEATING, VENTILATING, AND AIR-CONDITIONING (HVAC)

HVAC system(s) and unit(s) will be included as part of the Interior Improvements.

9.	STOREFRONT

Landlord will construct a complete storefront including, without limitation, glass and glazing and door(s).